As filed with the Securities and Exchange Commission on January 30, 2006.
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________

SOLOMON TECHNOLOGIES, INC.
(Name of small business issuer in its charter)
___________________________________

Delaware	3621	52-1812208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1400 L&R Industrial Boulevard
Tarpon Springs, Florida 34689
(727) 934-8778
(Address and telephone number of principal executive offices)

Peter W. DeVecchis, Jr., President
Solomon Technologies, Inc.
1400 L&R Industrial Boulevard
Tarpon Springs, Florida 34689
Telephone: (727) 934-8778
(Name, address and telephone number of agent for service)

With copies to:

Ralph W. Norton, Esq.
Davis & Gilbert LLP
1740 Broadway
New York, New York 10019
Telephone: (212) 468-4800
___________________________________

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
_______________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value per share	563,488(1)	$0.50(2)	$281,744	$30.14
Total	563,488			$30.14

(1)	All of these shares are being offered by selling stockholders.
(2)
Estimated solely for the purpose of computing the registration fee. The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered hereby are calculated in accordance with Rule 457(c) under the Securities Act using the average of the high and low sales price per share of our common stock on January 25, 2006, as reported on the OTC Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated January 30, 2006

PROSPECTUS

563,488 Shares of Common Stock

SOLOMON TECHNOLOGIES, INC.

The persons listed under “Selling Stockholders” may, from time to time, offer and sell up to an aggregate of 563,488 shares of our common stock.

The prices at which the selling stockholders may sell their shares will be determined by the prevailing market price for their shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the common stock being offered by this prospectus.

Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol “SOLM.” On January 26, 2006, the last reported sale price of our common stock was $0.49 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ______________, 2006

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
SUMMARY	1
Our Business	1
Company Information	1
The Offering	3
RISK FACTORS	4
Risks Concerning Our Business	4
Risks Concerning Investing In Our Common Stock	8
USE OF PROCEEDS	15
DIVIDEND POLICY	15
MARKET FOR OUR COMMON STOCK	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	16
BUSINESS	23
DIRECTORS AND EXECUTIVE OFFICERS	36
EXECUTIVE COMPENSATION	37
OWNERSHIP OF OUR SECURITIES	40
CERTAIN TRANSACTIONS	44
SELLING STOCKHOLDERS	48
PLAN OF DISTRIBUTION	48
DESCRIPTION OF CAPITAL STOCK	49
EXPERTS	54
LEGAL MATTERS	54
WHERE YOU CAN FIND ADDITIONAL INFORMATION	54
INDEX TO FINANCIAL STATEMENTS	F-1

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding:

•	expectations as to market acceptance of our products,

•	expectations as to revenue growth and earnings,

•	the time by which certain objectives will be achieved,

•	proposed new products,

•	our ability to protect our proprietary and intellectual property rights,

•	statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance, and

•	statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to:

•	industry competition, conditions, performance and consolidation,

•	legislative and/or regulatory developments,

•	the effects of adverse general economic conditions, both within the United States and globally,

•	any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts, and

•	other factors described under “Risk Factors” below.

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

iii

SUMMARY

You should rely only on the information contained in this prospectus. To understand this offering fully, you should read this entire prospectus carefully, including the financial statements and notes. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled “Risk Factors.” Unless otherwise indicated, all references to “Solomon”, “us”, “our”, “our company” and “we” refer to Solomon Technologies, Inc. and its subsidiary, Town Creek Industries, Inc.

Our Business

The focus of our business since inception has been the development, manufacture, licensing and sale of fully integrated electric power drive systems. We develop and sell fully integrated electric power drive systems that we refer to as “ST Electric Propulsion Systems.” Some of our systems incorporate our patented “Electric Wheel” and related proprietary technologies consisting of two shaftless, brushless, direct current permanent magnet electric motors connected by a planetary gear-set driving an output power shaft, all within a single, self-contained sealed housing. We offer other propulsion systems utilizing our ST “Electric Motor” that employ one or more direct current motors that operate without a planetary gear-set. We intend to expand the manufacture, licensing and sale of electric power systems, including those incorporating hybrid and regenerative technologies, and the license and manufacture of our Electric Wheel for automotive, hybrid and all-electric vehicle applications. Our goal is to become a leader in the manufacture, licensing and sale of electric power systems for specialized high value original equipment manufacturers.

As part of our new business strategy, we intend to grow our business through licensing of our proprietary and patented technologies and through the acquisition of businesses that fit our new direction. We are identifying licensing opportunities that leverage our existing or acquired knowledge and provide substantial current financial impact while we also aggressively pursue infringers of our existing patents. We are identifying acquisition targets that augment our existing intellectual property, marketing channels and human resources and provide strong cash flow. We cannot assure you, however, that we will be able to identify licensing opportunities and acquisition targets that meet these goals, or if we identify such opportunities or targets that we will be able to take full advantage of them.

Our revenues for the 12 months ended December 31, 2004 were $370,195 and our revenues for the 9 months ended September 30, 2005 were $66,747. We incurred net losses of $6,358,472 for the 12 months ended December 31, 2004 and $4,877,927 for the 9 months ended September 30, 2005.

Company Information

Our principal executive offices are located at 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689. Our telephone number is (727) 934-8778.

We were originally incorporated in Maryland on February 25, 1993. On July 2, 2003, we reincorporated from Maryland to Delaware by merging into a newly-formed Delaware corporation. As part of the merger, our stockholders received one share of the Delaware corporation’s common stock for each two shares of the Maryland corporation’s common stock owned, effectively resulting in a 1-for-2 reverse split of our common stock. Except where stated otherwise in this prospectus, the information contained in this prospectus is adjusted to reflect this 1-for-2 reverse split.

We own the rights to the trademarks Electric Wheel ® and Solomon Technologies ® . Other trademarks appearing in this prospectus are the property of their respective owners.

You may find us on the Web at www.solomontechnologies.com. We do not intend to incorporate by reference any information contained on our website into this prospectus, and you should not consider information contained on our website as part of this prospectus.

The Offering

Securities Offered	Up to 563,488 shares of common stock that consist of:
• 463,488 shares of common stock that are currently outstanding; and • 100,000 shares issuable upon exercise of outstanding warrants.
Common Stock
Currently outstanding	8,950,818 shares
After exercise of the warrants	9,050,818 shares

Use of Proceeds
The selling stockholders will receive the net proceeds from the sale of the shares. We will receive none of the proceeds from the sale of the shares offered by this prospectus. Proceeds from the exercise of warrants will be used for working capital.

Risk Factors	An investment in the shares involves a high degree of risk. See “Risk Factors” commencing on the next page.

Except as set forth in the financial statements or as otherwise specifically stated, all information in this prospectus assumes:

•
no exercise of options granted under our 2003 Stock Option Plan, under which there are an aggregate of 2,000,000 shares of common stock reserved for issuance, and options to purchase 567,835 shares of common stock outstanding at exercise prices ranging from $0.55 per share to $2.00 per share;

•	no exercise of warrants to purchase 5,649,648 shares of common stock granted outside our 2003 Stock Option Plan, at exercise prices ranging from $1.00 to $4.00 per share;

•	no conversion of 3,071,474 shares of Series A preferred stock currently outstanding; and

•	no conversion of 120,000 shares of Series B preferred stock currently outstanding.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase shares of our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event, you could lose all or part of your investment.

Risks Concerning Our Business

We have never been profitable, and if we continue to lose money and do not achieve profitability soon, we may be unable to continue our business. Our ability to continue as a going concern is uncertain.

We have incurred losses since our inception. We incurred net losses of approximately $6,358,000 for the year ended December 31, 2004 and $3,506,000 for the year ended December 31, 2003. We incurred net losses of approximately $4,877,927 for the nine months ended September 30, 2005. As of September 30, 2005, we had an accumulated deficit of approximately $20,603,170. We expect to incur significant operating expenses over the next several years in connection with the continued development and expansion of our business. Our expenses include product development and marketing expenses relating to products that will not be introduced and will not generate revenue until later periods, if at all. We expect we will continue to experience losses and negative cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including market acceptance of our products, new product introductions and competition.

Due to our history of losses and our current financial condition, the report of UHY LLP, our independent auditors, which is part of this prospectus at page F-2, includes an explanatory paragraph referring to an uncertainty concerning our ability to continue as a going concern. Please see Note 11 to our financial statements for the year ended December 31, 2004 on page F-14 and Note 9 to our financial statements for the quarter ended September 30, 2005 on page F-20.

Our limited operating history and the rapidly evolving nature of our industry make it difficult to forecast our future results.

Prior to 2002, our operations consisted primarily of product development efforts. As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. In addition, any evaluation of our business and prospects must be made in light of the risks and difficulties encountered by companies offering products or services in new and rapidly evolving markets. The market for electric propulsion systems is rapidly evolving, and it is difficult to forecast the future growth rate, if any, or size of the market for our products. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would harm our operating results.

As of December 30, 2005, we had accrued payroll and unpaid payroll taxes of approximately $65,260 and accrued interest and penalties of $185,000 with respect to such taxes. Payment of these obligations will reduce the funds we have available to fund our ongoing operations. Further, if we receive a notice of delinquency from the U.S. Internal Revenue Service regarding the unpaid payroll taxes and accrued interest and penalties, it could severely impact our operations or cause us to cease operations.

We may need additional financing in the future.

We will not receive any of the proceeds of this offering. Our capital requirements in connection with product development and marketing activities are significant and we are not yet generating enough revenues from operations to support these capital requirements. We have been dependent on the proceeds of sales of our securities to investors to support our development and marketing activities. As of September 30, 2005, we had a working capital deficiency of $1,420,140 and a deficiency in assets of $5,939,958. We borrowed $950,000 in short-term debt financing from some of our stockholders in 2005 and we expect to seek additional capital through the sale of debt and/or equity securities in the first quarter of 2006. We cannot assure you that additional capital will be available on terms acceptable to us, or at all.

We depend substantially on our relationships with a small number of original equipment manufacturers, or OEMs, and our failure to maintain or expand these relationships could reduce our revenue and gross profit or otherwise harm our business.

We derive a substantial portion of our revenue from sales of our products to a small number of OEMs in the commercial marine industry. The loss of any of these customers, or a material decrease in revenue from these customers, could reduce our gross profit or otherwise harm our business.

Furthermore, if our competitors offer our OEM customers more favorable terms than we do or if our competitors are able to take advantage of their existing relationships with these OEMs, then these OEMs may not include our electric propulsion systems with their vessels.

As a result of our dependency on a small number of OEMs, any problems those customers experience, or their failure to promote products that contain our electric propulsion systems, could harm our operating results. Some of the factors that affect the business of our OEM customers, all of which are beyond our control, include:

•	the competition these customers face and the market acceptance of their products,

•	the engineering, marketing and management capabilities of these customers and the technical challenges that they face in developing their products,

•	the financial and other resources of these customers, and

•	new governmental regulations or changes in taxes or tariffs applicable to these customers.

The inability of our OEM customers to address any of these risks successfully could harm our business.

Slow growth, or negative growth, in the marine vessel industry could reduce demand for our products and reduce our gross profit.

Our revenue depends in large part on the demand for our products by OEMs in the marine vessel industry. This industry could experience slow or negative growth due to a general economic slowdown, market saturation and other factors. If slow or negative growth in the industry occurs, demand for our products may decrease. If a reduction in demand for our products occurs, we may not be able to reduce expenses commensurately. Accordingly, continued slow growth or negative growth in the marine vessel industry could reduce our gross profit.

Furthermore, our success in increasing revenue depends on growth in the use of alternative propulsion systems, particularly low or zero emission systems, to add features and functionality to marine vessels. Our electric propulsion systems are currently used primarily in pleasure marine vessels and we anticipate they will be useful for other marine vessels and non-marine vehicles. These markets are rapidly evolving and it is difficult to predict their potential size or future growth rate. In addition, we are uncertain as to the extent to which products such as ours will be used in these markets in the future. Market acceptance of products like ours may be impacted by the performance, cost and availability of other propulsion systems that perform similar functions. If these markets accept products like ours more slowly than we expect, or not at all, our business will suffer.

We are dependent on our suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components of our electric propulsion system, would significantly harm our business.

We assemble the components of our electric propulsion system at our Tarpon Springs, Florida facility. These components are manufactured by third-party manufacturers. To date we have purchased all of our electric motors from one manufacturer, Homewood Products Corporation. The motors Homewood has built for us have been designed to our specifications. We do not have any long-term agreement with Homewood or any other supplier at the present time.

We believe that other suppliers of the other component parts of our ST-EPS are available to us should any of our current suppliers of these component parts be unable or unwilling to sell us such parts. We believe, however, that the alternative suppliers could charge higher prices, which would reduce our gross profit.

Competition in our industry is intense and is likely to continue to increase, which could result in price reductions, decreased customer orders, reduced product margins and loss of market share, any of which could harm our business.

Our industry is competitive, and we expect competition to intensify in the future. We have a number of competitors located in the United States and Europe in the marine electric propulsion industry. Additional competitors are likely to enter our industry in the future. We also face competition from the internal research and development departments of OEMs, including some of our current customers, and we may face competition from some of our suppliers, including Homewood. Our customers may have the capability to integrate their operations vertically by developing their own alternative propulsion systems or by acquiring our competitors or the rights to develop competitive products or technologies, which may allow these customers to reduce their purchases or cease purchasing from us completely.

Many of our current competitors and potential competitors have longer operating histories and significantly greater financial, technical, sales and marketing resources or greater name recognition than we do. As a result, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. In addition, our competitors that have large market capitalizations or cash reserves are in a better position to acquire other companies in order to gain new technologies or products that may displace our products. Any of these potential acquisitions could give our competitors a strategic advantage. In addition, some of our current competitors and potential competitors have greater brand name recognition, a more extensive customer base, more developed distribution channels and broader product offerings than we do. These companies can use their broader customer base and product offerings, or adopt aggressive pricing policies, to gain market share. Increased competition in the market may result in price reductions, decreased customer orders, reduced profit margins and loss of market share, any of which could harm our business.

The market for our electric propulsion system is new and constantly changing. If we do not respond to changes in a timely manner, our company likely will no longer be competitive.

The market for our products is characterized by rapid technological change, new and improved product introductions, changes in customer requirements and evolving industry standards. Our future success will depend to a substantial extent on our ability to develop, introduce and support cost-effective new products and technologies on a timely basis. If we fail to develop and deploy new cost-effective products and technologies or enhancements of existing products on a timely basis, or if we experience delays in the development, introduction or enhancement of our products and technologies, our products will no longer be competitive and our business will suffer.

The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and highly skilled engineering and development personnel, as well as the accurate anticipation of technological and market trends. We may not be able to identify, develop, manufacture, market or support new or enhanced products on a timely basis, if at all. Furthermore, our new products may never gain market acceptance, and we may not be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards. Our failure to respond to product announcements, technological changes or changes in industry standards would likely prevent our products from gaining market acceptance and harm our business.

If we do not successfully establish strong brand identity in the marine markets, we may be unable to achieve widespread acceptance of our products.

We believe that establishing and strengthening our ST Electric Propulsion System brand is critical to achieving widespread acceptance of our products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract new customers and compete effectively.

We rely on patents, trademarks, trade secrets and confidentiality agreements to protect our proprietary rights, which afford only limited protection.

Our success depends upon our ability to protect our proprietary rights. We rely on a combination of patent, trademark and trade secret laws, as well as confidentiality agreements with our employees, customers, suppliers and others to establish and protect our proprietary rights. The protection of patentable inventions is important to our future opportunities. It is possible that:

•	our pending patent applications may not result in the issuance of patents,

•	we may not apply for or obtain effective patent protection in every country in which we do business,

•	our patents may not be broad enough to protect our proprietary rights,

•	any issued patent could be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from using the inventions claimed in those patents, and

•	current and future competitors may independently develop similar technology, duplicate our products or design new products in a way that circumvents our patents.

In particular, our patent rights cover only our Electric Wheel technology, and do not provide any protection for the technology in our electric motors themselves. We may not be able to obtain patent protection for our electric motors.

Existing trademark and trade secret laws and confidentiality agreements afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and policing the unauthorized use of our products is difficult. Any failure to protect our proprietary rights adequately could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue.

Infringement claims and lawsuits would likely be expensive to resolve and would require management’s time and resources and, therefore, could harm our business.

On September 12, 2005, we filed a lawsuit against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America in federal district court in Tampa, Florida for infringement of our Electric Wheel patent. In the lawsuit we are asking for an injunction barring further infringement as well as damages for the unauthorized use of our patent by Toyota. On January 10, 2006, we filed a complaint with the United States International Trade Commission (ITC) in Washington D.C. seeking an exclusion order prohibiting the importation of infringing technology. We cannot assure you that these actions will be successful.

Our international sales may account for a significant amount of our revenue in the future, which may expose us to political, regulatory, economic, foreign exchange and operational risks.

Because we intend to sell our products worldwide, our business is subject to risks associated with doing business internationally. Significant management attention and financial resources are needed to develop our international sales, support and distribution channels and manufacturing. Our future results could be harmed by a variety of factors related to international operations, including:

•	foreign currency exchange rate fluctuations,

•	seasonal fluctuations in sales,

•	changes in a specific country’s or region’s political or economic condition, particularly in emerging markets,

•	unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements,

•	trade protection measures and import or export licensing requirements,

•	potentially adverse tax consequences,

•	longer accounts receivable collection cycles and difficulties in collecting accounts receivables,

•	difficulty in managing widespread sales, development and manufacturing operations, and

•	less effective protection of intellectual property.

In the future, some or all of our international revenue and expenses may be denominated in foreign currencies. Accordingly, we could experience the risks of fluctuating currencies and may choose to engage in currency hedging activities. In addition, if we conduct sales in local currencies, we may engage in hedging activities, which may not be successful and could expose us to additional risks.

We have no experience in the power systems business.

We have decided to shift the principal focus of our business towards the manufacture and sale of electric power systems for specialized high value original equipment manufacturer applications. Our management has no experience in this industry. Although we will endeavor to evaluate the risks inherent in this industry, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

We may be unable to obtain additional financing to complete a business combination or to fund the operations and growth of a target business, which could compel us to restructure the transaction or abandon a particular business combination.

In order to finance the cash portion of the purchase price for our proposed acquisition of Technipower LLC, we will need to seek additional capital through the sale of equity or debt securities. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable, we would be compelled to restructure the transaction or abandon it. In addition, if we consummate the transaction with Technipower or another business target, we may require additional financing to fund the operations or growth of these businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the business acquired.

Risks Concerning Investing In Our Common Stock

Woodlaken LLC controls all of our Series A preferred stock, which enables Woodlaken to elect a majority of our directors and control most of our significant corporate actions and may delay or prevent an acquisition of our company.

Woodlaken LLC has irrevocable proxies to vote all of the outstanding Series A preferred stock. Under the terms of our charter designating the terms of the Series A preferred stock, the holders of the Series A preferred stock have the right to:

•	elect three out of five members of our board of directors,

•	veto certain significant corporate actions, and

•	vote along with common stockholders on an “as converted” basis.

Accordingly, Woodlaken can influence most matters requiring the vote of our stockholders, including the election of directors and the approval of mergers or other business combination transactions and most of our corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us.

We expect to hold a special meeting of our stockholders on February 15, 2006. At the meeting, our stockholders will be asked to vote on a proposal to effect a recapitalization of our outstanding securities whereby each outstanding share of our Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock. If our stockholders approve the recapitalization and the Series A preferred stock is converted into common stock, the irrevocable proxies held by Woodlaken will terminate.

Woodlaken has the ability to elect a majority of our directors.

Our board of directors consists of five members. Holders of Series A preferred stock are entitled to elect three directors. Woodlaken, through the irrevocable proxies, can elect these three directors. Our directors Gary Laskowski, Jonathan Betts and Michael D’Amelio are the designees of the holders of the Series A Preferred Stock through Woodlaken. Mr. Laskowski and Mr. Betts are the managers of Woodlaken and they control how Woodlaken votes its shares of Series A preferred stock.

Once the proposed recapitalization is effected, the provisions of our certificate of incorporation giving the holders of our Series A preferred stock the right to elect three directors will no longer be effective. We expect that Woodlaken’s nominees will be reappointed to the board by the remaining directors after the special meeting.

Woodlaken has the ability to veto certain corporate actions.

Without the approval of three-fourths of the outstanding Series A preferred stock we cannot:

•
authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock, increase or decrease the number of directors constituting our board of directors, or reduce the percentage of shares of Series A preferred stock required to consent to any of the above matters, or alter or negate the need for such consent;

•
reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock;

•	amend, alter or repeal any provision of our certificate of incorporation or bylaws;

•
merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into our company), or sell, lease or otherwise dispose of our assets other than in the ordinary course of business or liquidate, dissolve, wind-up, recapitalize or reorganize or effect any transaction that would likely result in a change of control of our company or consent to any of the foregoing;

•	purchase any shares of our common stock from any of our existing stockholders or any capital stock of any other company;

•	pay dividends or make any other distribution on, or redeem, any shares of any class or series of our equity securities other than the Series A preferred stock;

•	enter into any new agreement, or make any amendment to any existing agreement, that by its terms would restrict our performance of our obligations to holders of the Series A preferred stock;

•
incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business; or

•	engage in any action that would adversely affect the holders of the Series A preferred stock.

If our proposed recapitalization is effected, there will be no shares of Series A preferred stock outstanding and these special voting rights of the Series A preferred stockholders will no longer be effective.

Woodlaken has significant influence over matters that may be submitted to our common stockholders.

On matters submitted to a vote of the holders of our common stock, the holders of Series A preferred stock, which is Woodlaken through the irrevocable proxies, have the number of votes per share as is equal to the number of shares of common stock into which each share of Series A preferred stock is convertible. Common stockholders have one vote per share. There are currently 8,950,818 shares of common stock and 3,071,474 shares of Series A preferred stock outstanding, each of which is presently convertible into approximately 1.094160024 shares of common stock. On matters to be submitted to the vote of the common stockholders, Woodlaken therefore presently controls approximately 27.3% of the vote, and thereby has significant influence over most actions for which the approval of our common stockholders is required.

If our proposed recapitalization is effected on February 15, 2006, we expect that Woodlaken will hold 900,000 shares of common stock and may no longer have significant influence over matters submitted to our stockholders.

We do not expect to pay dividends to our common stockholders.

We do not anticipate paying cash dividends in the foreseeable future. We presently intend to reinvest our cash back into the company rather than pay dividends to our common stockholders.

We may not pay or set aside cash dividends to our common stockholders until all accrued but unpaid dividends have been paid to holders of our Series A preferred stock. The holders of our Series A preferred stock will be entitled to receive cumulative dividends, if, when and as declared by our board of directors, at the annual rate of $0.08 per share, compounded quarterly, subject to adjustment for stock splits and similar transactions. Based on 3,071,474 shares of Series A preferred stock outstanding, we must pay dividends of approximately $246,000 a year to holders of our Series A preferred stock before we may pay any dividends to our common stockholders.

In addition, while there are at least 65,000 shares of Series A preferred stock outstanding, we may not pay dividends to our common stockholders without the prior approval of holders of at least three fourths of the outstanding Series A preferred stock.

Holders of our Series A preferred stock have participating rights so that if we do pay any dividends to our common stockholders, holders of our Series A preferred stock will be entitled to participate in any such dividends on an as converted basis. This will reduce the portion of any such dividends that our common stockholders receive.

If our recapitalization is effected each share of Series A preferred stock outstanding, together with all accrued and unpaid dividends on such shares, will be converted into five shares of common stock.

In the event of a liquidation of our company, we must pay holders of our Series A preferred stock their investment plus a substantial premium before our common stockholders receive anything.

In the event of liquidation of our company, the holders of shares of Series A preferred stock will be entitled to be paid out of our assets available for distribution to our stockholders before any payment is made to the holders of our common stock, as follows:

•	$5.00 per share of Series A preferred stock plus any accrued but unpaid dividends if liquidation occurs before April 30, 2006, and

•	$6.00 per share of Series A preferred stock plus any accrued but unpaid dividends if liquidation occurs on or after April 30, 2006.

The holders of Series A preferred stock also have participating rights. This means that if any of our assets are available for distribution to our common stockholders after paying the liquidation preference described above, the holders of Series A preferred stock will be able to participate in any liquidation distribution along with common stockholders on an “as converted” basis. This will reduce the amount of liquidation proceeds that our common stockholders receive.

If our proposed recapitalization is effected on February 15, 2006, all of our outstanding shares of Series A preferred stock will be converted into shares of common stock and will no longer receive special liquidation rights.

We are subject to the SEC’s penny stock rules. The application of the “penny stock” rules will likely make selling your shares more difficult than if our shares were traded on the NASDAQ Stock Market or a national stock exchange.

Our common stock will be a “penny stock,” under Rule 3a51-1 under the Securities and Exchange Act, unless and until:

•	the market price of our common stock reaches at least $5.00 per share,

•	we meet the financial size and volume levels for our common stock not to be considered a penny stock, or

•	we register the shares on a national securities exchange or they are quoted on the Nasdaq Stock Market.

A “penny stock” is subject to rules that require securities broker-dealers, before carrying out transactions in any “penny stock”, to:

•	deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, before selling penny stocks to that customer,

•	disclose price information about the stock,

•	disclose the compensation received by the broker-dealer or any associated person of the broker-dealer in transactions involving the penny stock, and

•	send monthly statements to customers with market and price information about the penny stock.

Our common stock is also subject to a rule that requires the broker-dealer, in some circumstances, to:

•	approve the penny stock purchaser’s account under standards specified in the rule, and

•	deliver written statements to the customer with information specified in the rule.

These additional requirements could prevent or discourage broker-dealers from carrying out transactions in our common stock and limit your ability to sell your shares.

We expect our stock price to continue to be volatile.

The price at which our common stock trades is likely to continue to be highly volatile and to fluctuate substantially due to many factors, some of which are:

•	actual or anticipated fluctuations in our results of operations,

•	developments with respect to intellectual property rights,

•	announcements of technological innovations or significant contracts by us or our competitors,

•	introduction of new products by us or our competitors,

•	commencement of, or our involvement in, litigation,

•	our sale of common stock or other securities in the future,

•	conditions and trends in the marine vessel industries,

•	the trading volume of our common stock,

•	changes in the estimation of the future size and growth rate of our markets, and

•	general economic conditions.

In addition, the stock market has experienced significant price and volume fluctuations that have affected the market prices for the common stock of technology companies. In the past, these market fluctuations were often unrelated or disproportionate to the operating performance of these companies. Any significant fluctuations in the future might result in a significant decline in the market price of our common stock.

The market for our shares may be illiquid.

From time to time, there may be only a limited trading market for our common stock. Our common stock is traded on the Over-the-Counter Bulletin Board. Shares that are “thinly” traded on the Bulletin Board often trade only infrequently and experience a significant spread between the market maker’s bid and asked prices. As a result, our common stock may at times be illiquid.

We have implemented anti-takeover provisions that could discourage a third party from acquiring us and consequently decrease the market value of your investment.

Our certificate of incorporation and bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in management that a stockholder might consider favorable. Our certificate of incorporation and bylaws, among other things, allow our board to designate “blank check” preferred stock and limit who may call special meetings of stockholders. These provisions may delay or impede a merger, tender offer or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in management could cause the market price of our common stock to decline.

Future sales of common stock or senior securities could adversely affect our common stock price and dilute your interest.

We may issue additional capital stock in future financings. Sales of substantial amounts of common stock or the availability of substantial amounts of common stock for sale could adversely affect prevailing market prices for our common stock.

In addition, we could issue other series or classes of preferred stock having rights, preferences and powers senior to those of our common stock, including the right to receive dividends and preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of our common stock. This could reduce or eliminate the amounts that would otherwise have been available to pay dividends on the common stock.

Because our executive officers’ and directors’ liabilities are limited, your rights against them in a civil lawsuit may be limited.

We will indemnify any executive officer, director or former executive officer or director, and may indemnify any other officer or employee, to the full extent permitted by Delaware law. This could include indemnification for liabilities under securities laws enacted for stockholder protection, though the SEC thinks this indemnification is against public policy and may be unenforceable.

The issuance of additional shares of common stock, including shares issuable upon conversion of convertible securities or the exercise of outstanding options and warrants, will dilute the interests of our stockholders.

As of January 30, 2006, we had 8,950,818 shares of common stock outstanding and 9,943,654 shares of common stock reserved for future issuance upon exercise of outstanding options and warrants and conversion of our Series A preferred stock and Series B preferred stock. Our board has the ability, without further stockholder approval, to issue up to approximately 31 million additional shares of common stock. Any issuance of additional common stock will reduce the proportionate ownership and voting power of the then existing stockholders and may result in a reduction of the book value or market price of our outstanding common stock. Further, if all our outstanding options and warrants are exercised and convertible securities are converted, we will have approximately 19 million shares outstanding. Thus, the percentage of shares owned by all existing stockholders will be reduced proportionately as options and warrants are exercised and convertible securities are converted.

In conjunction with our proposed recapitalization of our Series A preferred stock we are conducting an exchange offer in which we are offering the holders of outstanding warrants to purchase an aggregate of 5,396,474 shares of common stock at a price of $1.00 per share that were issued with the Series A preferred stock the opportunity to exchange their warrants for half the number of shares for which their warrants are exercisable. Woodlaken has advised our board of directors that it will exercise its proxies to vote the outstanding Series A preferred stock in favor of the recapitalization proposal only if the holders of warrants representing at least 4,047,356, or approximately 75%, of the shares currently issuable upon exercise of the outstanding warrants surrender their warrants for shares of common stock on these terms. If the holders of warrants representing at least 4,047,356 of the shares currently issuable upon exercise of the warrants surrender their warrants in the exchange offer, after the exchange offer and the recapitalization are completed, assuming no other changes in the number of shares of common stock outstanding, there will be 26,029,878 shares of common stock outstanding. If the recapitalization is completed and the holders of all of the warrants exchange their warrants in the exchange offer, there will be 26,704,437 shares of common stock outstanding.

The number of shares of common stock into which our outstanding Series B preferred stock is convertible depends upon the market price of the common stock and is not subject to any maximum. Consequently, if the Series B preferred stock is converted at a time when the market price of our common stock is very low we would be required to issue a very large number of shares of common stock.

At the special meeting of stockholders to be held on February 15, 2006, our stockholders will be asked to vote on a proposal to amend our certificate of incorporation to increase our authorized common stock from 50 million to 100 million shares. If our stockholders approve this proposal, the board will have the ability, without further stockholder approval, to issue up to approximately 74 million additional shares of common stock.

Our board of directors, without seeking stockholder approval, may designate and issue up to 10,000,000 shares of preferred stock, and the sale of such shares may adversely impact the market price of our outstanding common stock.

Our certificate of incorporation allows our board of directors to issue at any time without further stockholder approval up to 10 million shares of preferred stock. Such shares may be issued and sold upon such terms and conditions as our board of directors may determine, including the amount of consideration for which the shares may be issued and sold in one or more series, and such voting rights, designations, preferences and other rights, qualifications, limitations and restrictions as our board of directors may determine.

We have designated 7 million shares of Series A preferred stock, the rights, privileges and preferences of which are described under “Description of Securities - Preferred Stock - Series A Preferred Stock.” There are currently issued and outstanding 3,071,474 shares of Series A preferred stock. We have designated 850,000 shares of Series B preferred stock, the rights, privileges and preferences of which are described under “Description of Securities—Preferred Stock—Series B Preferred Stock.” No other shares of our preferred stock are designated or are outstanding as of the date of this prospectus.

Sales of a substantial number of shares of preferred stock, or the fact that our board of directors may determine the rights, privileges and preferences of one or more classes or series of preferred stock, may discourage a future acquisition of our company, including an acquisition in which you might otherwise receive a premium for your shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

At the special meeting of stockholders to be held on February 15, 2006, our stockholders will be asked to vote on a proposal to amend our certificate of incorporation increase our authorized preferred stock from 10 million to 20 million shares.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being offered by the selling stockholders listed under “Selling Stockholders.” We will not receive any proceeds from sales of common stock by the selling stockholders. We will apply any proceeds we receive from the exercise of warrants to working capital.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

We may not pay or set aside cash dividends to our common stockholders until all accrued but unpaid dividends have been paid to holders of our Series A preferred stock. The holders of our Series A preferred stock are entitled to receive, if, when and as declared by our board of directors, cumulative dividends at the annual rate of $0.08 per share, compounded quarterly, subject to adjustment for stock splits and similar transactions. Based on 3,071,474 million shares of Series A preferred stock outstanding, we must pay dividends of approximately $246,000 a year to holders of our Series A preferred stock before we may pay any dividends to our common stockholders.

In addition, while there are at least 65,000 shares of Series A preferred stock outstanding, we may not pay dividends to our common stockholders without the prior approval of holders of at least three fourths of the outstanding Series A preferred stock.

Holders of our Series A preferred stock have participating rights so that if we do pay any dividends to our common stockholders, holders of our Series A preferred stock will be entitled to participate in any such dividends on an as-converted basis.

If our recapitalization is effected each share of Series A preferred stock outstanding, together with all accrued and unpaid dividends on such shares, will be converted into five shares of common stock.

MARKET FOR OUR COMMON STOCK

Our common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol “SOLM.” Our common stock began trading on February 24, 2004. Prior to February 24, 2004, there was no public market for our common stock.

The following table sets forth the high and low sales prices of our common stock for the periods indicated, as reported by the Bulletin Board:

Period	High	Low
February 24, 2004 through March 31, 2004	$5.50	$2.75
Quarter ended June 30, 2004	$5.30	$1.32
Quarter ended September 30, 2004	$1.47	$0.51
Quarter ended December 31, 2004	$3.30	$0.41
Quarter ended March 31, 2005	$2.65	$1.00
Quarter ended June 30, 2005	$1.20	$0.57
Quarter ended September 30, 2005	$0.85	$0.31
Quarter ended December 31, 2005	$0.46	$0.23
January 1, 2006 through January 26, 2006	$0.85	$0.36

On January 26, 2006, the closing price of our common stock was $0.49 and there were 580 record owners of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our consolidated financial condition and results of operations for the periods indicated should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.

Overview

The focus of our business since inception has been the development, manufacture and sale of fully integrated electric power drive systems for the recreational displacement hull component of the marine industry. Although at present this continues to be our only operating business, our board of directors has decided to shift the principal focus of our business towards the manufacture and sale of commercial electric power systems. Our goal is to become a dominant player in the manufacture and sale of electric power systems for specialized high value original equipment manufacturer applications.

We have historically generated limited operating revenues. We intend to expand operations through the continued development of OEM accounts, our dealer network and the addition of new products. In order for us to market our existing products successfully on a national and international level, we will likely be required to complete public or private offerings of our equity securities successfully. If we are unable to obtain necessary financing, we will expand our operations only as cash flow allows.

As part of our new business strategy, we intend to grow our business through licensing and acquisitions of businesses that fit our new direction. We intend to identify licensing opportunities that leverage our existing or acquired knowledge, do not require substantial new development, and provide substantial current financial impact. We intend to identify acquisition targets that augment our existing intellectual property, marketing channels and human resources and provide strong cash flow. We cannot assure you, however, that we will be able to identify licensing opportunities and acquisition targets that meet these goals, or if we identify such opportunities or targets that we will be able to take full advantage of them.

On December 15, 2005, we signed a letter of intent to acquire Technipower LLC, a Danbury, Connecticut based manufacturer of power supplies and related equipment for the defense, aerospace and commercial sectors. The letter of intent contemplates that we will purchase Technipower for $3 million in cash and common stock valued at $2.4 million. The purchase price will be subject to increase or decrease based on changes in Technipower’s working capital between October 31, 2005 and the closing date. We will also assume Technipower’s revolving credit facility as part of the transaction. The transaction is subject to the negotiation and execution of a definitive purchase agreement and the satisfaction of various closing conditions, including a due diligence investigation and the negotiation and execution of agreements with Technipower personnel. While no assurances can be given as to when the acquisition may close, we currently anticipate that the acquisition will close during the first quarter of 2006. In order to fund the cash component of the purchase price for this acquisition we intend to effect private sales of equity or debt securities prior to the closing. We have not yet determined the terms of the securities to be sold. Any such securities will be offered and sold without registration under the Securities Act of 1933, as amended, and may not be reoffered or resold by the purchasers in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Our goal is to increase revenue significantly, generate enough cash to finance our operations and growth and, eventually, become profitable. We currently do not generate enough cash from operations to continue operations indefinitely. Our ability to continue is dependent on either raising significant capital or increasing revenue, or both. If we are unable to raise such capital and unable to increase revenue significantly, we will likely not be able to generate enough cash to continue operations. In that event, we would have to seek alternative opportunities, such as selling our assets or seeking a merger partner or other business combination; otherwise we may default on our debt obligations and lose our assets to our creditors.

In February 2004, we issued 35,000 shares of preferred stock and warrants to purchase 35,000 shares of common stock to five investors for $140,000. On April 15, 2004, the five investors from the February 2004 private placement unanimously consented to an amendment to the existing Series A convertible preferred stock designation and, in return, exchanged their investment in the February 2004 private placement for an aggregate of 140,000 shares of redeemable Series A preferred stock and 280,000 warrants. In May 2004, we completed a private placement of our redeemable Series A preferred stock, a mandatorily redeemable, convertible preferred stock, and warrants to purchase common stock, raising gross proceeds from the offering of $1,745,000, before deducting placement agent fees and costs. On November 5, 2004, we sold an aggregate of 390,000 shares of redeemable Series A preferred stock and warrants to purchase an aggregate of 780,000 shares of common stock to five investors for $1.00 per unit in the initial closing of a second private placement of our redeemable Series A preferred stock and warrants. We sold an aggregate of an additional 225,000 shares of redeemable Series A preferred stock and warrants to purchase an additional 450,000 shares of common stock to two investors in a second closing of the private placement on December 23, 2004.

We used a portion of the net proceeds of the November and December 2004 private placement to expand our marketing program and to meet our inventory needs. We believe that we can increase our revenue from the marine markets over the next two years by establishing a stronger sales presence to commercial marine boat builders and other OEM accounts and by increasing substantially the number of retrofit sales, which we intend to accomplish primarily through distributors and commission-only sales representatives. We plan to pursue aggressively other commercial/industrial sectors that would benefit from our proprietary property and patents through both product sales and licensing agreements.

We borrowed $950,000 in short-term debt financing from four of our principal stockholders from March through November 2005. These notes are secured by a lien on all of our tangible and intangible assets. We have been authorized by the board to obtain an additional $300,000 of short-term debt financing.

In August 2005, we issued 1,754 shares of our common stock and an aggregate of 518,016 shares of our Series B Preferred Stock in settlement of certain obligations.

We expect to seek additional capital through the sale of debt and/or equity securities in the first quarter of 2006 in order to fund our operating capital needs.

On September 12, 2005, we filed a lawsuit against Toyota Motor Corporation in federal district court in Tampa, Florida for infringement of our Electric Wheel patent. In the lawsuit we are asking for an injunction barring further infringement as well as damages for the unauthorized use of our patent by Toyota. On January 10, 2006, we filed a complaint with the United States International Trade Commission (ITC) in Washington D.C. seeking an exclusion order prohibiting the importation of infringing technology.

On September 14, 2005, we issued an aggregate of 26,000 shares of our common stock to three employees and one consultant of the Company in consideration for their services to the Company.

Results of Operations

The following should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus.

Three Months Ended September 30, 2005 Compared With Three Months Ended September 30, 2004

For the three months ended September 30, 2005 we generated revenues of $3,674 as compared to $221,884 for the three months ended September 30, 2004, a decrease of $218,210. Cost of goods sold for the three months ended September 30, 2005 was $994 generating a gross margin of $2,680. Cost of goods sold for the three months ended September 30, 2004 was $159,457 generating a gross margin of $62,427. The marked decrease in our margin was due to reduced revenue in the quarter. Marine sales to our primary equipment customers have decreased as a result of customer delays in production and our inability to agree on terms of a purchase agreement.

Salaries and benefits for the three months ended September 30, 2005 were $96,764 compared to $350,625 for the three months ended September 30, 2004, a decrease of $253,861, or 72.4%. This decrease was due primarily to a reduction in staff.

Noncash compensation for the three months ended September 30, 2005 was $78,464 compared to $0 for the three months ended September 30, 2004. Noncash compensation paid in 2005 consisted of common stock issued to consultants, employees and directors for services rendered. We expect to issue stock in lieu of cash compensation in future quarters if necessary to preserve operating capital.

Professional fees for the three months ended September 30, 2005 were $260,368 as compared to $118,914 for the three months ended September 30, 2004, an increase of $141,454, or 118.9%. This increase is due primarily to costs associated with reporting to the SEC and necessary activities related to patent infringement litigation taken against Toyota Motor Company.

Advertising expense for the three months ended September 30, 2005 was $420 as compared to $14,810 for the three months ended September 30, 2004, a decrease of $14,390, or 97.2%. The decrease in advertising expense was due to a reduction in our marketing personnel as well as a reduction in trade show attendance and publication advertisements.

Travel and entertainment costs for the three months ended September 30, 2005 were $10,823 as compared to $40,800 for the three months ended September 30, 2004, a decrease of $29,977, or 73.5%. The decrease in travel and entertainment costs was due primarily to a reduced presence at trade shows   and a general reduction in all travel and associated entertainment related to reduced sales and corresponding installations.

Rent for the three months ended September 30, 2005 was $11,723 as compared to $11,705 for the three months ended September 30, 2004, an increase of $18, or 0.2%. The increase resulted from an increase in our monthly rent based on lease provisions.

Other general and administrative costs for the three months ended September 30, 2005 were $102,056 as compared to $164,172 for the three months ended September 30, 2004, a decrease of $62,118, or 37.8%. These costs primarily consisted of depreciation, amortization of intangibles, insurance, office supplies and equipment, and printing. The decrease reflected a reduction in activity through staff reduction which occurred during the first half of 2005. We expect our general and administrative costs to remain stable in the fourth quarter of 2005.

We incurred interest expense of $986,225 for the third quarter of 2005. Interest expense incurred for the three months ended September 30, 2004 was $342,401. Included in interest expense is accretion of $969,633 in the third quarter of 2005 compared to $322,238 in the comparable quarter of 2004. Accretion is being recognized using the interest method. As such, accretion will continue to increase through the April 2007 Series A redemption date.  If our proposed recapitalization is effected on February 15, 2006 and the Company’s outstanding Series A Preferred Stock is converted to common stock, accretion will cease on that date.

We reported a net loss for the three months ended September 30, 2005 of $1,544,163. Our net loss for the three months ended September 30, 2004 was $948,000.

Nine Months Ended September 30, 2005 Compared with Nine Months Ended September 30, 2004

For the nine months ended September 30, 2005 we generated revenues of $66,747 as compared to $285,589 for the comparable period ended in 2004. Cost of goods sold for the nine months ended September 30, 2005 was $81,165 generating a loss of $14,418. Cost of goods sold for the nine months ended September 30, 2004 was $228,400 generating a gross profit of $57,189. The marked decrease in our margin was further impacted due to reduced revenue in the quarter. The decrease in our margin was due to returns and allowances to support changes and upgrades for previously shipped products.

Salaries and benefits for the nine months ended September 30, 2005 were $348,865 compared to $563,361 for the nine months ended September 30, 2004, a decrease of $214,496, or 38.1%. This decrease was due primarily to a decrease in personnel.

Noncash compensation for the nine months ended September 30, 2005 was $651,525 compared to $1,004,000 for the nine months ended September 30, 2004. Noncash compensation paid in 2005 consisted of common stock issued to consultants, employees and directors for services rendered. We expect to issue stock in lieu of cash compensation in future quarters if necessary to preserve operating capital.

Professional fees for the nine months ended September 30, 2005 were $650,207 as compared to $259,730 for the nine months ended September 30, 2004, an increase of $390,477 or 150.0%. This increase was due primarily to costs associated with reporting to the SEC and our successful efforts to resolve disputes with several former employees and necessary activities related to patent infringement litigation taken against Toyota Motor Company.

Advertising expense for the nine months ended September 30, 2005 was $14,001 as compared to $79,230 for the nine months ended September 30, 2004, a decrease of $65,229, or 82.3%. The decrease in advertising expense was due to a reduction in our marketing personnel as well as a reduction in trade show attendance and publications.

Travel and entertainment costs for the nine months ended September 30, 2005 were $88,793 as compared to $85,619 for the nine months ended September 30, 2004, an increase of $3,174, or 3.7%. The increase in travel and entertainment costs was due primarily to travel by a new full time sales manager who worked to expand our distribution and trade show attendance in the first quarter of 2005.

Rent for the nine months ended September 30, 2005 was $28,076 as compared to $35,833 for the nine months ended September 30, 2004, a decrease of $7,757, or 21.6%. The decrease resulted from the closing of our Benedict, Maryland sales office in February 2004. In the fourth quarter of 2004, we issued warrants to purchase 10,000 shares of our common stock at a price of $4.00 per share to Charles County EDC in connection with the termination of the lease.

Other general and administrative costs for the nine months ended September 30, 2005 were $600,308 as compared to $391,683 for the nine months ended September 30, 2004, an increase of $208,625, or 53.3%. These costs primarily consisted of depreciation, amortization of intangibles, insurance, office supplies and equipment, and printing. The increase reflected the purchase of materials required to attend trade shows, a write down of certain intellectual property, and staffing levels that were higher than in the first nine months of 2004. Further in 2005, we recognized a loss of $52,924 in connection with the conversion of 50,000 shares of redeemable series A preferred stock for 50,000 shares of common stock. We expect our general and administrative costs to remain stable in the last quarter of 2005.

We incurred interest expense of $2,441,810 for the nine months ended September 30, 2005. Interest expense incurred for the nine months ended September 30, 2004 was $1,937,345. Included in interest expense is accretion of $2,413,703 for the nine months ended September 30, 2005 compared to $1,690,267 in the comparable period of 2004. Accretion is being recognized using the interest method. As such, accretion will continue to increase through the April 2007 Series A redemption date. If our proposed recapitalization is effected on February 15, 2006 and the Company’s outstanding Series A Preferred Stock is converted to common stock, accretion will cease on that date.

We reported a net loss for the nine months ended September 30, 2005 of $4,877,927. Our net loss for the nine months ended September 30, 2004 was $4,266,614.

Comparison of the Years Ended December 31, 2004 and 2003

For the year ended December 31, 2004 we generated revenues of $370,195 as compared to $421,808 for the year ended December 31, 2003. Cost of products sold for the year ended December 31, 2004 was $360,467 generating a gross profit of $9,728 or 3% of revenues. Cost of products sold for the year ended December 31, 2003 was $320,663 generating a gross profit of $101,145, or 24% of revenues. The decrease in our margin was due to our inability to achieve cost efficiencies with our primary manufacturer and other suppliers and an inventory write-down of approximately $40,000 reflecting a change in carrying value of demonstration inventory. We believe we will improve our margins and, with an increase in sales, achieve economies of scale.

Salaries and benefits for the year ended December 31, 2004 were $658,562 compared to $479,242 for the year ended December 31, 2003, an increase of $179,320, or 37%. We paid a portion of our employees’ wages in stock and stock options in 2003 and 2004 to conserve cash. The increase in salaries and benefits was due primarily to our payment of a greater proportion of the wages in cash in 2004 than in 2003.

Non-cash compensation for the year ended December 31, 2004 was $1,199,552 as compared to $1,933,231 for the year ended December 31, 2003, a decrease of $733,679. Non-cash compensation consisted of common stock issued to consultants and employees for services rendered. The decrease in non-cash compensation paid in 2004 was due primarily to our payment of a greater proportion of employee wages in cash in 2004 than in 2003.

Professional fees for the year ended December 31, 2004 were $479,080 as compared to $280,788 for the year ended December 31, 2003, an increase of $198,292. This increase was due to the costs associated with several private placements of securities effected during the year, a second registration statement filed during the year and other costs associated with a full year of compliance with our obligations as a public company.

Advertising expense for the year ended December 31, 2004 was $107,944 as compared to $26,009 for the year ended December 31, 2003, an increase of $81,935, or 315%. The increase in advertising expense was due to a significant increase in marketing activities, including but not limited to trade show presence.

Travel and entertainment costs for the year ended December 31, 2004 were $127,135 as compared to $60,721 for the year ended December 31, 2003, an increase of $66,414, or 109%. The increase in travel and entertainment costs is attributable to marketing activities related to our products and collaboration with our overseas customers in the installation and testing of our products, as well as expenses associated with our efforts to raise capital.

Rent for the year ended December 31, 2004 was $43,536 as compared to $75,064 for the year ended December 31, 2003, a decrease of $31,528, or 42%. The decrease resulted from the closing of our Benedict, Maryland sales office in February 2004. We issued warrants to purchase 10,000 shares of our common stock at a price of $4.00 per share to Charles County EDC in connection with the termination of the lease.

Other general and administrative costs for the year ended December 31, 2003 were $422,075 and consisted primarily of insurance, office supplies, printing and office equipment. Other general and administrative costs for the year ended December 31, 2004 were $745,641, an increase of $323,566. The increase was due to further execution of our business plan. These costs primarily consist of depreciation, amortization of intangibles, insurance, office supplies and equipment, and printing.

We incurred interest expense of $3,034,350 for the year ended December 31, 2004 relating to our various financings. Interest expense incurred for the year ended December 31, 2003 was $350,663. We recognized $27,600 in other and miscellaneous income during the year ended December 31, 2004, compared to $20,199 in other and miscellaneous income during the year ended December 31, 2003. The increase of $2,683,687 in interest expense was primarily due to the recognition of additional interest related to the issuance of our Series A preferred stock during the year ended December 31, 2004.

Our net loss for the year ended December 31, 2004 was $6,358,472. We reported a net loss for the year ended December 31, 2003 of $3,506,449.

Our overall per-share loss for the year ended December 31, 2004 was $1.31. Our overall per-share loss for the year ended December 31, 2003 was $0.90 per share.

Liquidity and Capital Resources

Our available cash balance at September 30, 2005 was $34,642 and was $7,658 at January 27, 2006. From January 1, 2003 through December 31, 2004, we raised an aggregate of approximately $2,069,250 in capital, net of transaction costs, through the sale of our securities in private placements made in accordance with Rule 506 under the Securities Act of 1933. In addition, we borrowed $950,000 in short-term debt financing from four of our principal stockholders between March and November 2005. These notes are secured by a lien on all of our tangible and intangible assets. We have been authorized by the board to obtain an additional $300,000 of short-term debt financing. We expect to seek additional capital through the sale of debt and/or equity securities in the first quarter of 2006 in order to fund our operating capital needs and finance acquisitions of other businesses, although we cannot assure you that we will be able to obtain any of such additional capital.

During the nine months ended September 30, 2005, we used net cash of $964,690 for operations. This consisted of a net loss of $4,877,927 offset by a net decrease in our operating assets of $44,490, amortization, depreciation and other non-cash expenses of $1,000,953, accretion on mandatorily redeemable preferred stock of $2,413,703, decreases in our liabilities consisting of accounts payable and accrued expenses of $453,641. Additionally, we had net cash flows from financing activities of $740,493 consisting primarily of proceeds from notes payable to related parties.

On September 12, 2005, we filed a lawsuit against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America in federal district court in Tampa, Florida for infringement of our Electric Wheel patent. On November 22, 2005, we entered into an agreement with Oliver Street Finance LLC in which Oliver Street agreed to provide funding to us to prosecute this litigation. Oliver Street agreed to pay all legal fees and out-of pocket expenses billed by our special patent counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in connection with the litigation and approved by us in exchange for a portion of any recovery that we receive in the litigation equal to the greater of 40% of the recovery or the actual amount of legal fees and expenses Oliver Street pays on our behalf. Michael D’Amelio, a vice president and director of our company, is also affiliated with Oliver Street.

We presently do not have any plans to purchase a new facility or significant new equipment, except that we are continuing to negotiate with a customer to lease the customer’s boat for use as a demonstration platform.

We have incurred significant operating losses and used cash in our operating activities for several consecutive years. As of September 30, 2005 we have deficiencies in both working capital and net assets. These conditions raise substantial doubt about our ability to continue as a going concern. In the past we have been able to obtain financing to fund our losses. Our ability to continue is dependent on obtaining additional long-term financing and ultimately achieving profitable operating results. To date we have not been able to establish acceptable sales levels. We are currently seeking additional financing to fund operations to achieve acceptable sales levels.

Critical Accounting Policies

A summary of significant accounting policies is included in Note 2 to the audited financial statements included in this prospectus. We believe that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Revenue recognition

We recognize revenue when product has been shipped from our facility or drop shipped from one of our supplier/manufacturing locations, except when we are responsible for installation, in which case we recognize revenue upon installation. Revenues from installation or service sales are recognized when the services have been completed.

Inventory valuation

Our inventory is stated at the lower of cost, determined by the first-in, first-out method, or market. At December 31, 2004, significantly all inventory on hand was finished goods, which consists of motors and generators. Smaller parts and supplies are charged to expense when purchased.

Accounting for patents and trademarks

Our patents are stated at cost. The recoverability of patents is re-evaluated at least annually based upon management’s expectations relating to the life of the technology and current competitive market conditions. We are amortizing these costs over the life of respective patent.

Stock-based compensation

We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the “disclosure only” alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Off-Balance Sheet Arrangements

Under an agreement with Homewood Products Corporation, the supplier of our electric motors, that expired on December 31, 2004, we were required to purchase at least 100 electric motors during 2004. As we purchased only 25 electric motors in 2004, we were obligated to pay Homewood on or before January 1, 2005 an amount equal to the average purchase price for all motors actually purchased by us multiplied by the motors not purchased by us up to 100, or an aggregate of $466,200 for the 75 motors we did not purchase. We settled this obligation in the quarter ended June 30, 2005 through the issuance of 105,000 shares of common stock to three designees of Homewood. In connection with the settlement, Homewood gave us a full release from any and all legal claims that may have arisen prior to the date of the settlement.

Except as set forth above, we have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

BUSINESS

Overview

The focus of our business since inception has been the development, manufacture, licensing and sale of fully integrated electric power drive systems. We intend to expand the manufacture, licensing and sale of electric power systems, including those incorporating hybrid and regenerative technologies, and the licensing and manufacture of our Electric Wheel for automotive, hybrid and all-electric vehicle applications. Our goal is to become a leader in the manufacture, licensing and sale of electric power systems for specialized high value original equipment manufacturer applications.

As part of our new business strategy, we intend to grow our business through licensing of our proprietary and patented technologies and through the acquisition of businesses that fit our new direction. We are identifying licensing opportunities that leverage our existing or acquired knowledge and provide substantial current financial impact while we also aggressively pursue infringers of our existing patents. We are identifying acquisition targets that augment our existing intellectual property, marketing channels and human resources and provide strong cash flow. We cannot assure you, however, that we will be able to identify licensing opportunities and acquisition targets that meet these goals, or if we identify such opportunities or targets that we will be able to take full advantage of them.

On December 15, 2005, we signed a letter of intent to acquire Technipower LLC, a Danbury, Connecticut based manufacturer of power supplies and related equipment for the defense, aerospace and commercial sectors. The letter of intent contemplates that we will purchase Technipower for $3 million in cash and common stock valued at $2.4 million. The purchase price will be subject to increase or decrease based on changes in Technipower’s working capital between October 31, 2005 and the closing date. We will also assume Technipower’s revolving credit facility as part of the transaction. The transaction is subject to the negotiation and execution of a definitive purchase agreement and the satisfaction of various closing conditions, including a due diligence investigation and the negotiation and execution of agreements with Technipower personnel. While no assurances can be given as to when the acquisition may close, we currently anticipate that the acquisition will close during the first quarter of this year. Three of our directors, Gary Laskowski, Jonathan Betts and Michael D’Amelio, hold indirect ownership interests in Technipower. Our board of directors has formed an independent committee to negotiate the documentation of the transaction and ultimately approve or disapprove the transaction on our behalf.

In order to fund the cash component of the purchase price for the Technipower acquisition and other possible acquisitions we intend to effect one or more private sales of equity or debt securities. We have not yet determined the terms or amount of the securities to be sold. However, any such securities will be offered and sold without registration under the Securities Act and may not be reoffered or resold by the purchasers in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Marine Business

We develop and sell fully integrated electric power drive systems that we refer to as “ST Electric Propulsion Systems. A few of our systems incorporate our patented “Electric Wheel” and related proprietary technologies consisting of two shaftless, brushless, direct current permanent magnet electric motors connected by a planetary gear-set driving an output power shaft, all within a single, self-contained sealed housing. Motors developed using Electric Wheel technology are referred to as our “ST Electric Wheel” series or STEW. We have also developed motors using a variation of the Electric Wheel technology that employ one or more direct current motors only and operate without a planetary gear-set that we refer to as our “ST Electric Motor” series or STEM. Our complete line of electric motors (STEW and STEM) incorporated in our fully integrated electric power drive systems are referred to as our “ST Electric Propulsion Systems” or ST-EPS.

We chose the recreational displacement hull component of the marine industry market because of the many applications for our systems but also because of its large size, minimal regulatory barriers and fragmented competition. We have focused primarily on boat manufacturers for new boat electric drives and boat owners for retrofits of their existing propulsion systems. The commercial marine sector is a secondary market for our current systems with an initial focus on lifeboats, motor launches and small craft military projects. We expect to license or enter into strategic relationships with respect to the many non-marine applications for our ST Electric Propulsion Systems. These markets include the vehicular, aerospace, military and agriculture markets.

Our ST Electric Propulsion Systems

Our ST Electric Propulsion Systems offer the marine industry better solutions for many propulsion applications than traditional combustion engines. The improvements we offer are not marginal; rather, our systems represent a significant change in the way that recreational displacement hull recreational vessels are propelled when sail power is unavailable or inappropriate:

•
Torque. Our motor systems provide near constant high torque and low rotations per minute to maximize operating efficiencies and deliver instant propeller response to helm commands. The Electric Wheel powers an infinitely variable internal automatic transmission that develops variable torque at any rpm. This has the potential to make the Electric Wheel attractive for land-based applications and larger boats where higher torque is necessary.

•
Environmental advantages. Unlike fossil fuel powered engines, our ST Electric Propulsion Systems have greatly reduced exhaust emissions when used with a generator for diesel electric power and no emissions whatsoever when used with batteries alone.

•
Minimal maintenance. With only eight moving parts, the Electric Wheel is simple in design and requires maintenance infrequently. When our Electric Wheel motors reach maximum speed, the gears that comprise the planetary gear lock in place, delivering a 1:1 ratio between the motor and shaft rotation, which in turn eliminates frictional losses and minimizes gear wear. Our STEM products have only two moving parts.

•
Increased horsepower output from the same power input. The Electric Wheel and STEM products provide the equivalent power of internal combustion engines with three to four times greater rated horsepower.

•
Regenerative abilities. Unlike combustion engines, which merely charge the starter/accessory battery, our propulsion systems’ regeneration technology renews the bank of batteries that provide the systems’ principal energy source. This technology is most effective in applications where natural forces such as water flow or airflow keep the motor turning even when it is not under power, e.g., sailing vessels and wind generators.

•
Redundancy. Our Electric Wheel systems are redundant and completely self-contained. These features greatly enhance safety and security on the water. The Electric Wheel can operate with one-half its parts or with the gear set melted together, albeit at a reduced efficiency.

•	No cooling source. No external cooling source is required for our ST-EPS, thereby allowing continuous use.

With high torque and low rpm, these motors are ideally suited for displacement hull vessels such as sailboats and multihull boats. A 10-horsepower Electric Wheel system provides more than adequate power to operate a sailboat traditionally powered by a 36-horsepower diesel engine. Our testing programs and installation experiences have demonstrated that the Electric Wheel provides the equivalent power of internal combustion engines with three to four times greater rated horsepower. This is because a diesel engine typically delivers only between 25% and 30% of its rated horsepower to the propeller; the combustion engine’s power-absorbing attachments such as an external transmission, gears and water pump absorb the rest.

Our Products

The Solomon Technologies Electric Propulsion System

We market and sell the ST Electric Wheel and ST Electric Motor series Electric Propulsion Systems. Our systems consist of the motor and controller, the safety power management distribution unit, the battery bank and battery charger, an e-meter, ammeter, keyswitch, DC breakers and a throttle control. We also offer optional generators for hybrid charging configurations, optional inverters for AC applications and a DC to DC charger for maintaining 12v DC house power. Our ST-EPS provides the foundation for efficient power management.

The Motors. We have developed two product lines of motor systems, the “ST Electric Motor”, or “STEM” series and the “ST Electric Wheel” or “STEW” series. All of our motors have regenerative abilities. This means that our motors generate electricity while under sail or at any other time that the external forces on the propellers are greater than the internal forces. In a sailing vessel application, this hydroelectric power is generated when water passing the propeller while the vessel is under sail turns the propeller blades, which in turn spin the shaft and rotor on the electric motor producing electricity that is then stored in the battery bank connected to the motor. While the large, spinning propeller can cause drag in regeneration mode that may be unwelcome in some situations and can even overcharge the battery banks if left untended, both of these potential problems can be neutralized by adding forward power to the propeller.

STEM Series. Our STEM series employs one or two of the DC electric motors and controllers used in the ST Electric Wheel series and does not incorporate a planetary gear-set. Our STEM series models are:

•
Our ST37 single motor design, which replaces up to a 24 horsepower diesel motor and provides continuous torque output to the shaft of 37 foot-pounds. The ST37 is designed for boats weighing up to 20,000 lbs.

•
Our ST74 dual motor design, which replaces up to a 48 horsepower diesel motor and provides continuous torque output to the shaft of 74 foot-pounds. The ST74 is designed for boats weighing up to 32,000 lbs.

Our STEM series motor systems are all available in twin motor configurations, providing power to the propellers equivalent to that of twin diesel engines up to the 48 horsepower x 2 designed specifically for twin shaft or twin hull vessels.

We are currently planning to introduce two new motors to our STEM series:

•
Our ST62 single motor design, which will replace up to a 40 horsepower diesel motor and will provide continuous torque output to the shaft of 62 foot-pounds. We expect the ST62 to be appropriate for boats weighing up to 28,000 lbs.

•
Our ST123 dual motor design, which will replace up to a 80 horsepower diesel motor and will provide continuous torque output to the shaft of 123 foot-pounds. We expect the ST123 to be appropriate for boats weighing up to 60,000 lbs.

To date most of the motors we have sold have been STEM series models.

STEW Series. Our STEW series employs the Electric Wheel. The STEW series motor consists of two flat, opposing, brushless, DC electric motors directly connected to the planetary gear set. Our current STEW series model — the ST58 Electric Wheel dual motor system replaces up to a 36 horsepower diesel motor and provides continuous torque output to the shaft of 58 foot-pounds. The ST58 is designed for boats weighing up to 24,000 lbs.

The Electric Wheel design permits the ring gear to turn, which enables us to offer different STEW power configurations to meet specific requirements. With both sun and ring gear together, the Electric Wheel delivers considerably more torque to the planetary gears than a single motor. Altering the relative speeds of the moving ring and sun gears provides an infinitely variable range of gear ratios. We can attach different size motors to the gears or add a second motor to each gear and double the total horsepower.

Electric Wheels with different gear ratios that can provide a multitude of possible horsepower combinations are available for custom order production in a variety of configurations for larger vessels with more complex workload requirements as well as for application in a number of other industries. Our current STEW series motor systems are all available in twin motor configurations, providing power to the propellers equivalent to that of twin diesel engines with up to 36 horsepower each, and are designed specifically for twin shaft or twin hull (catamaran) vessels.

The Safety Power Management Distribution Device. The Safety Power Management Distribution Device, or SPMD, is a panel designed to act as an interface for all of the devices making up our full series of Electric Propulsion Systems. The SPMD is an enclosed unit that is required for each system. Twin systems utilize a main distribution box that works in conjunction with the SPMD as a central interface for system components.

The Battery Bank. We specify 144v DC (12 X12 volt DC) Absorbed Glass Mat batteries wired in series to provide maximum power performance. This battery configuration provides the cruising boater with power, efficiency, and the freedom to extend boating range. We believe that future advances in battery and fuel cell technology will help to encourage the utilization of electric motors. While the battery bank adds a substantial amount of weight to the boat, the batteries can be placed in the boat to help stability.

Chargers. The main 144v battery bank can be charged by a shore charger, propeller regeneration or an optional diesel generator (“genset”). We offer several shore chargers built for 144v direct current (“DC”) output and 110v/220v alternating current (“AC”) input.

E-Meter. The e-meter is used to monitor the “fuel” level of the battery bank. It displays battery voltage, amperage being consumed, and amp hours remaining. The e-meter also reads out battery regeneration.

Ammeter. The Blue Sky Systems model 8236 DC ammeter is connected to the motor and reads the amperage drawn by the motor when powering or the amperage produced by the motor in regeneration mode. A negative amperage value indicates the amount of current drawn from the battery bank to power the motor. A positive amperage value indicates the amount of current (at 144v DC) that the motor is regenerating or the optional generator is providing and sending back to the battery bank.

Keyswitch. The Cole-Hersee, M-676 Marine Ignition Switch is a 12v, two-position switch that turns the ST-EPS on and off. Turning the switch to the “on” position activates a relay located in the SPMD. The relay in turn connects the 144v DC circuit that powers the motor.

DC Breaker. Circuit breakers are designed to open a switch automatically in case of electrical overload and break the circuit. DC breakers are located in the Main Distribution Box to control the 6 kw inverter, generator, port motor SPMD and starboard motor SPMD and a separate Cutler-Hammer EHD2050L, 50 A 250v DC breaker controls the inverter.

Throttle Controls. We offer electronic throttles that control forward and reverse motor functions through electronic switching. The electronic throttles can be ordered for single motor installations or dual motor configurations for independent motor control.

Inverter Options. The efficiencies inherent in our ST Electric Propulsion Systems enable them to provide considerable AC power for cabin use. Our inverters connect with the 144v DC battery bank. The inversion from 144v DC to 120v AC is more efficient and provides greater capacity than inversion from a 12v battery bank. For example, a blue water cruiser can have AC power for electric stoves, air conditioning, hot water heater and lighting without running a generator continuously.

12v House Power/Cross Charging Options. Boaters are familiar with a 12v DC system for powering cabin lights, bilge pumps, radios, and the like. We recommend the use of a separate 12v system with our ST Electric Propulsion Systems. Depending on the on-board equipment, this will enable the 12v system to consist of one to four batteries that can be charged from the main battery bank through our DC/DC cross charger. This allows for constant charging of the 12v system and offers 12v power capacity for more enjoyable, efficient living aboard.

Hybrid Generator Options. Gensets are most often used for those seeking long-range motoring and abundant AC power for cabin use or for racing configurations in which lightweight, small capacity batteries are used for short-range motoring. For efficiency and performance, we offer optional DC generators capable of charging the 144v DC battery bank system. We can provide generators sized at 3.2 kilowatts (“kw”) and higher.

Our ST Electric Propulsion Systems in marine use today are fueled through battery bank-stored power. Extended motoring range can be provided by installing an optional cocooned generator, creating a hybrid diesel electric system. In a hybrid configuration the generators cycled on and off based on battery usage. Generators work with the battery bank, extending battery life by recharging when the battery voltage reaches a set level of discharge. In addition, solar panels and wind generators can be used to augment house power for both pure electric and hybrid configurations.

Our Strategy

We are dedicated to meeting the needs of our customers for long-lived, low maintenance, efficient and environmentally-friendly propulsion systems. We will endeavor to be a market-driven company that incorporates cost-effective technologies available in our products to meet our customers’ needs. We will seek to achieve sustained growth by harnessing our Electric Wheel technology, incorporating fuel technology advancements and expanding our product lines to meet customer demands for better propulsion systems while simultaneously creating business opportunities for new applications. The following are key elements of our strategy:

Be first to market with innovative propulsion system products in the marine industry.

We believe that our experience in the marine industry will enable us to introduce innovative products to the market quickly. We intend to strengthen current relationships and forge new relationships with manufacturers of marine vessels. We intend to continue to invest in internal product development activities designed to enhance our product offerings to satisfy the needs of our target markets. To this end, we continue to seek alliances with other marine industry product manufacturers to maintain a competitive edge and to spearhead innovation.

Expand and enhance our sales channels.

We believe that the most effective way to sell our products is through original equipment manufacturers (“OEMs”) of marine vessels, commercial marine companies, passenger vessel owners, the retrofit market and military contracts. We intend to continue to build industry presence and product demand through press releases and articles in major industry publications, keynote speaking and presentations before marine and other professionals, international boat builder/OEM organizations and business leaders and companies in related industrial sectors.

Increase international sales.

We view several international markets as opportunities for significant growth for our business. We intend to target emerging and growing markets in regions such as Europe, Australia, the Middle East, New Zealand, South America and the Pacific Rim, principally through teaming with existing local companies and/or independent sales representatives. We plan to establish a presence in the boating capitols of the world through alliances with international charter fleet companies. From time to time, we may also consider acquisitions, strategic alliances or joint ventures to increase our penetration in identified markets.

Expand our branding and marketing initiatives.

We have invested time and resources to establish our Electric Wheel and Electric Propulsion System brands, as well as the consistent and recognizable design of our products. We intend to continue building our brand identity through public relations, advertising campaigns and other marketing efforts such as:

•	Milestone press releases relating to technology and operations

•	Website improvements

•	Building websites for dealerships and alliances with links to our website

•	Company branded systems components, i.e., inverters, generators and battery chargers.

Enhance operational efficiencies.

We believe it is essential to control operational costs while at the same time providing first-to-market, innovative products. We intend to implement processes to manage product development efficiency, control inventory, channel costs and reduce overall operating expenses. We plan to invest in personnel, technology and processes to enhance our operational discipline and efficiencies with respect to product development, demand assessment and supply chain and channel inventory management. By focusing on operational efficiencies, we intend to meet the demands of our target markets for affordable, high quality products while pursuing a profitable business model.

Expand our product offerings to non-marine applications.

We plan to expand our product portfolio into new areas that will complement our current product offerings while leveraging our brand, channel presence and operational efficiency. We believe this technology may be adapted for use in a variety of ground-based applications such as HVAC systems, inter-modal trains, land-based transport, conveyor systems and farming implements. We intend to pursue strategies that include the licensing of our unique technology to industries with high regulatory and financial barriers to entry, such as the automotive industry. Strategies to explore will include the formation of joint ventures with industry participants that have an existing market presence, such as producers of conveyor systems.

Our Industry

Our product application in the marine industry

The recreational boating industry is a large, multifaceted market both in the United States and internationally. It is divided into two dimensions - suppliers and users, both of which are target customers for us. By product application, the boating market is divided into sailboat and powerboat segments and within each segment by size of craft for sailboats and hull type for powerboats. Most sailboats are displacement hull vessels. Powerboats are designed with displacement hulls, semi-displacement hulls and planing hulls. A displacement hull boat rides in the water, pushing water out of the way (displacing water) as it moves forward. A planing hull boat, as it builds sufficient speed, rides on top of the water where there is less resistance.

Displacement hulls are chosen when long range, economy of operation, and seaworthiness are vital to boating performance. By a displacement hull’s very nature, speed is limited. Size and shape dictate a maximum speed, referred to as “hull speed.” When moved by a large propeller turning at low rpms, displacement hulls become very efficient, requiring small amounts of power compared to hulls designed for high speed. Low rpm operation is not compatible with most fossil fuel engines that reach optimum performance with small props turning at high rpm. However, with a large, slower turning prop, and the proper gear ratio, a small fossil fueled engine consumes much less fuel than its higher speed counterparts. Even a 20-ton trawler with twin diesels is more fuel-efficient than most recreational boats with semi or full planing hulls designed for higher speeds.

Our ST Electric Propulsion Systems are designed to produce maximum efficiency with large, slow turning props delivering higher torque at low rpm. These characteristics make our STEW and STEM series motors highly compatible for displacement hull applications. Many categories of boats use displacement hulls, including sailboats, trawlers, classic launches, luxury houseboats, offshore commercial fishing boats, tugboats and large ships. In addition, many custom and production specialty hull designs are compatible with the present ST-EPS designs.

Our target markets

Our markets for STEW and STEM series motors encompass two sectors - boat manufacturers (“OEMs”) for new boat electric drives and used boat owners for retrofit systems. Within these sectors, our primary market for ST-EPS is the recreational boating industry, with an initial focus on displacement hull vessels ranging in size from 30 feet to over 70 feet in length and weighing from 4 to 60 tons. The secondary market for our current line of production motors is commercial marine applications, with an initial focus on fishing vessels, lifeboats and motor launches. We expect that our next generation series of STEW and STEM motors will be focused on the powerboat market and the larger horsepower commercial marine sectors as well as land-based applications.

Market analysis-industry trends

Both the new and the retrofit boat markets offer substantial sales potential for us. Market growth for new boats appears to be driven by the U.S. business cycle and population demographics; compound annual growth averaged three percent over the last two decades. There were 16,075 new sailboats constructed in North America during 2003, according to the 2004 North American Sailing Industry Study conducted by The Sailing Company, parent company of Cruising World and Sailing World magazines. Of that total, we estimate that approximately 2,400, or 15 percent, were at least 25 feet long and large enough for the ST-EPS.

There are an estimated 1,600,000 sailboats of all kinds on United States waters, according to the National Marine Manufacturing Association. Multiplying this figure by 13% - the percentage of new boats that are large enough to be eligible for the ST-EPS - gives 208,000 used sailboats large enough for the ST-EPS. Assuming that these boats will require new motors every 10 years, i.e., 10% of the fleet each year, means that 20,800 sailboats large enough for the ST-EPS will need new motors annually. Most of these boats, however, are not worth enough for the high-priced ST-EPS to make economic sense. If only 10% of the total are economically viable candidates for the ST-EPS, then, we believe, the potential market for retrofit of the ST-EPS is 2,080 boats annually.

One of the primary trends impacting the recreational and commercial boating industry is that environmental regulation of boat engine emissions continues to get more and more restrictive. More restrictive emissions regulations issued by the US Environmental Protection Agency for small marine diesel engines of 37 kw or less are being phased in through 2005. The EPA also is in the process of proposing new exhaust emissions regulations that would require catalytic converters on marine diesel engines. Tighter emissions standards for gasoline-powered marine engines are also being phased in through 2007. We think that these tightening restrictive environmental regulations on marine engines will make our system increasingly competitive. Our system is inherently cleaner environmentally than a conventional diesel or gasoline engine because a boat powered by the ST-EPS can motor solely on battery electricity for much of the time depending on sailing conditions. When the auxiliary diesel generator is operating, it produces less exhaust pollution than a propulsion diesel. A propulsion diesel must accelerate up and down to change boat speed, frequently accelerating and operating out of its most fuel efficient range. By contrast, the diesel engine that powers our generator operates in a narrow rpm range that has been factory-set to provide efficient combustion of the fuel.

International markets

We believe that Europe’s auxiliary powered sailboat market represents a large potential retrofit market for the ST-EPS in large part because of environmental issues. The European Community Parliament recently imposed new restrictions on exhaust emissions and engine noise for diesels, two stroke gasoline engines and four stroke gasoline engines. The regulations are to be completely in place in all member countries by 2006. Because the ST-EPS produces far fewer exhaust emissions than gasoline engines and is far quieter than a conventional internal combustion engine, we believe that the new requirements could help generate interest in ST-EPS among European boatbuilders and boat owners.

OEM/boat builders

We view OEM relationships as important to growing and sustaining marine sales in both manufacturer and user market segments. While ST Electric Propulsion Systems have been installed in boats manufactured by several OEM manufacturers, we have not yet achieved significant volume of sales to these customers. We intend to focus the resources necessary to attract and support OEM customers. We believe that OEMs are incorporating, and will continue to incorporate, electric propulsion systems into their new boats as a value-added feature in order to be more competitive and increase their sales.

Dealer/installers/sales representatives

We are developing sales directly to the wholesale end of the marine propulsion and retrofit market. Target wholesale customers include marinas, boat yards, and boat repair, refurbishing and retrofit businesses. The retrofit market requires removal of a boat owner’s existing internal combustion engine, disposal of any residual fuel (now considered a hazardous waste in most states subject to regulatory guidelines for disposal), and removal of fuel tank(s) if not retained for other purposes. Most owners will look to their boatyard or marina to perform these tasks.

There are an estimated 13,000 boatyards and marinas in the U.S. according to the Marina Operators Association of America. Not all of them have repair facilities. Our goal is to have our sales management team select the best available dealers to represent us in major market areas. In support of this goal, we have developed criteria and guidelines for the selection and establishment of authorized dealer/installers to which we will be able to refer boat owners for installation and service of our systems.

To date, we have established seven authorized dealer/installers in the United States, each of which can sell and install our ST-EPS. This dealer/installer network includes retrofit businesses in San Diego, Long Beach, Ventura and Berkeley (which includes Lake Tahoe), providing Pacific Coast coverage. We also have dealer/installers in Marquette, Michigan on Lake Superior, in the British Virgin Islands and in Israel. The Marquette dealer installed its first ST-EPS in 2004. We are in the process of establishing additional dealer/installers and independent sales representatives throughout North America and in select venues worldwide. We have signed a Sales representative Agreement with EnviroBoat Developments in Cumbria, England to pursue sales on our behalf in the UK. We have engaged GAZTEC LLC to represent us in the commercial marine market in the Middle East. GAZTEC currently covers the UAE, Qatar, Oman, Saudi Arabia and India with specific focus on passenger vessels.

Although the ST-EPS systems are less expensive to operate and maintain than the diesel engines they are designed to replace, at present they are more expensive to purchase and install. This is an impediment to increasing retrofit sales. We believe that in order to reduce the price of ST-EPS motors to the point at which they are comparably priced to the equivalent diesel engines we will have to achieve economies of scale by increasing overall sales to at least 500 ST-EPS systems per year.

Trade shows

We have exhibited our products at major consumer boat and marine trade shows in Annapolis, Maryland, Ft. Lauderdale and Miami, Florida, Newport, Rhode Island and at the International Boat Show in Dusseldorf, Germany and the Marine Equipment Trade Show in Amsterdam. We also have exhibited our products or displayed our product literature at trade shows in conjunction with our industry suppliers and equipment manufacturers.

Media coverage

We have been featured in more than 20 articles and stories in boating-related publications: Boat & Motor Dealer (Nov 2004), Cruising World (March 2005, March 2004 and March 2003), Boat U.S. (Jan 2003), Multihulls Magazine (January/February 2005, March/April 2004 and November/December 2003), Multihulls World (April/May 2002), Practical Sailor (December 2002), Professional Boatbuilder (December/January 2005), Sail Magazine (January 2005, October 2003) and many more dating back to 1994. In addition, articles on our company and our products and technology have been published in national publications including The Wall Street Journal, Popular Mechanics, Design News and various NASA bulletins.

We prepare and distribute press releases featuring news of interest for publication in a variety markets and industries. We plan to continue to solicit and develop opportunities for trade journal, television, newspaper and magazine coverage.

Website

We maintain a website that contains our history, technology, accomplishments, milestones, news about our technology and business developments and articles about our company appearing in consumer and trade magazines. The site also provides answers to prospective customers’ most frequently asked questions, directions for contacting us, a list of our dealer/installers/sales representatives and OEMs system component specifications, pricing information and ordering instructions.

Pricing

Basic ST-EPS orders (with required parts and components) currently start at over $13,000 and full package STEW and STEM twin systems for catamarans with hybrid electric and AC power options can cost over $70,000. The average system invoice cost with component parts, equipment and optional products is presently approximately $27,500.

Manufacturing

We assemble and test our ST Electric Propulsion Systems at our facility in Tarpon Springs, Florida, using motors and other components supplied to us by third-party contractors.

Homewood Products Corporation, located in Pittsburgh, Pennsylvania, through its subcontractors, has been manufacturing our electric motors since 1996 and builds STEW and STEM motors to our specifications.

In August 2003, we entered into an agreement with Homewood that required that we purchase from Homewood at least 100 electric motors by December 31, 2004, but that if we failed to meet this purchase commitment we would be required to pay Homewood on or before January 1, 2005 an amount equal to the average purchase price for all motors actually purchased by us multiplied by the motors not purchased by us up to 100. The agreement expired on December 31, 2004. As we purchased only 25 electric motors in 2004, we have become obligated to pay Homewood an aggregate of $466,200 for the 75 motors we did not purchase. We did not pay this amount to Homewood. On May 26, 2005, we entered into a settlement agreement with Homewood pursuant to which Homewood gave us a full release from any and all legal claims that may have arisen prior to the date of the settlement in exchange for the issuance to three nominees of Homewood of an aggregate of 105,000 shares of our common stock.

The agreement with Homewood also provided that as long as we met our annual purchase commitment Homewood would not accept purchase orders for electric motors from anyone else for marine applications and we would not purchase electric motors for marine applications from any other manufacturer. Due to our failure to meet the purchase commitment in 2004 and the expiration of our agreement with Homewood, this exclusivity arrangement has expired.

Although we have identified other suppliers for our ST Electric Propulsion Systems, to date, only Homewood has built our motors.

Third-party suppliers provide other components of our ST-EPS. We believe that these other suppliers have sufficient capacity to fill our needs. We do not, however, have agreements with these suppliers to provide us with such component parts.

Competition

Our target market for our marine motors is presently directed at sailboats and other displacement hull vessels, most of which are powered by either diesel or gasoline-fueled engines. Other types of electric motors power a small segment of the boats within our target market.

Diesel engines

Inboard diesel engines constitute the strongest competitor for ST-EPS installations. Consumers in our target markets historically have used diesel rather than gasoline engines for a number of reasons. Diesel engines provide higher torque at lower rpms, use less fuel and otherwise operate more economically and are safer to use compared to gasoline engines. Despite their much higher initial purchase price, diesel engines have proven to be more powerful, reliable and safer than gas engines.

The marine diesel engine manufacturing industry is highly competitive without any single market leader. There are approximately 30 recognized manufacturers of inboard diesel engines. Among U.S. sailboat owners, Yanmar, Perkins and Volvo Penta are perhaps the best-known names, and these manufacturers have a broad product selection for sailboats. Distribution, retailing, installation and service of diesel engines are spread among these 30 competitors, and the majority of these independent retailers, installers and service businesses are the same businesses available to us as prospective authorized dealer/installers of ST-EPS.

We believe that our electric propulsion systems, powered either by battery alone or a generator/battery hybrid, are competitive with diesel engine power because of comparative low maintenance requirements, low energy consumption, environmental friendliness and low noise level, longevity and simplicity of operation. The most important barriers to entry for us are the familiarity and acceptance of diesel power in the marine industry and the comparatively higher price of the ST-EPS. We believe that as our sales volume increases we will be able to make the purchase price of an ST-EPS system more competitive with that of the equivalent diesel engine system.

Electric motors

Electric motors currently available for commercial purchase comprise a small segment of our intended target market primarily because of their limited use of indirect drive systems and reduction gears. We believe that there are approximately 20 manufacturers of vessels powered by electric motors in North America and that most of them manufacture relatively small, low powered vessels, principally open launches, small open deck catamarans and the occasional cuddy cabin cruiser or small sailboat.

The market for electric marine propulsion systems is relatively young and the factors on which competition will be based have not yet become clear. However, we believe that competition in this industry will be based principally on price, performance and reputation. Many of our competitors and potential competitors, including Icemaster and Glacier Bay, are better known than we are and have larger infrastructures and greater resources than we do, and may have greater ability to withstand price competition or a downturn in the economy or the boating market.

Our Intellectual Property

Trademarks

In 2003, we registered our name “Solomon Technologies” and our logo with the United States Patent and Trademark Office (“USPTO”) under two trademark filings. In 1999, we trademarked a stylized version of the phrase “Electric Wheel” in the United States in connection with electric propulsion systems. Our trademarks have a 10-year term commencing on the registration date and are renewable for additional terms of 10 years each, subject to compliance with certain filing requirements.

Current patents

We currently have three technologies patented in the U.S. and foreign jurisdictions. Below is a summary of our patents.

Dual-Input Infinite-Speed Integral Motor and Transmission Device . This patent is the basis for our Electric Wheel technology. The patents cover both marine applications and farming and household appliance applications. This patent has been issued in the following countries/regions:

COUNTRY	DATE FILED	ISSUED	PATENT #	STATUS
Australia	11/19/91	11/19/94	651,644	Issued
Canada	11/19/91	01/28/03	2,096,642	Issued
Japan	11/19/91	01/31/03	3,394,771	Issued
Europe*	11/19/91	05/28/97	0 588 618	Issued
South Korea	11/19/91	01/07/99	187697	Issued
United States	11/28/90	11/26/91	5,067,932	Issued
WIPO**	11/19/91		US91/08624	Completed

*	The European patent has been validated and remains in force in Germany, Denmark, Spain, France and Netherlands.

**	The World Intellectual Property Organization is an agency of the United Nations that administers approximately 23 treaties dealing with different aspects of intellectual property protection.

Method and Apparatus for Propelling a Marine Vessel. This patent ties our Electric Wheel technology directly to marine propulsion and provides for a patent on regenerative feedback. This patent has been issued in the U.S. and is pending in foreign jurisdictions, as follows:

COUNTRY	DATE FILED	ISSUED	PATENT #	STATUS
Europe	04/29/96		97922660.2	Pending
Japan	04/29/97		9-539268	Pending
United States	04/29/96	01/26/99	5,863,228	Issued
WIPO	04/29/97		US97/07556	Completed

System and Apparatus for a Multiple Input and Dual Output Electric Differential Motor Transmission Device. This patent has been issued in the U.S. and is pending in two foreign jurisdictions, as follows:

COUNTRY	DATE FILED	ISSUED	PATENT #	STATUS
Japan	11/04/97		10-523770	Pending
United States	11/19/96	12/22/98	5,851,162	Issued
WIPO	11/04/97		US97/20916	Completed

Further patents pending

On January 30, 2004, we submitted a provisional patent application for regenerative motor propulsion systems. On January 28, 2005, in advance of the one year anniversary of this filing, we converted this provisional application into a utility patent application in the United States as well as an international patent application under the Patent Cooperation Treaty, both entitled “Regenerative Motor Propulsion Systems.” These applications are presently being prosecuted and have been published as follows:

COUNTRY	DATE FILED	PUBLISHED	PUBLICATION #	STATUS
United States	01/28/05	Pending	Pending	Pending
WIPO	01/30/05	08/18/05	WO2005075234	Pending

On March 11, 2005, we filed a provisional patent application with the USPTO entitled System for Automation for Power Generation, Propulsion and Use Management. The provisional patent application describes control systems and processes for the operation of an electronic propulsion and power generating system for marine applications as well as for the use of such systems in broader markets. We are currently making revisions to this application and will need to submit this information along with a request to upgrade from a provisional patent to a utility patent by March 11, 2006.

On October 26, 2005, we filed a provisional patent application with the USPTO entitled System and Apparatus for a Multiple Input and Dual Output Electric Differential Motor Device Utilizing One Ring Gear. This patent expands our existing patent 5,851,162 by utilizing new methodology gained from further research and development into the potential applications.

We estimate that the cost for patenting the technology under review in the United States will be $30,000 per patent. There will be additional costs based on the number of countries in which patent protection is ultimately sought. We cannot assure you that the pending patents will be granted.

We do not have any patents covering our STEM series electric motors.

Know-how, trade secrets and other intellectual property protection

In addition to the trademark and patent protection secured above and the pending patent applications, we will rely on trade secrets, know-how and continuing technological innovations to develop and maintain our competitive position. It is our policy to require our directors, employees, consultants and parties to collaborative agreements to execute confidentiality agreements upon the commencement of the employment, consulting or collaborative relationships with us. These agreements provide that all confidential information developed or made known during the course of the relationship with us is to be kept confidential except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions resulting from work performed for us using our property or relating to our business and conceived or completed by the individual during employment are our exclusive property to the extent permitted by law.

Research and Development

Since our inception, we have spent more than $2 million on product development. The continued development of our STEW and STEM electric motors and other components of our ST Electric Propulsion Systems remains paramount to our success in the marine market. In addition, continuing development of advanced hybrid charging systems, adaptation to new battery, fuel cell and fuel sources technologies, and system control and integration with our growing product line of electric motors will help us achieve and maintain our leadership position in the marine propulsion industry as well as other emerging opportunities.

Through continued ground-based electric motor research and development, we intend to expand applications of our patented products for potential licensing into other industries.

Employees

We have four full-time employees, one part-time employee and one full-time consultant who is the inventor of the Electric Wheel. Our executive management team currently consists of a president, a chief financial officer and a secretary. We employ our chief financial officer on a part-time basis. There is no collective bargaining agreement in effect. We believe our relations with our employees are good.

Government Regulation

It is anticipated that existing and proposed changes in environmental impact laws and regulations in the United States, Canada and Europe will create an increased demand for our ST-EPS products and Electric Wheel technology. Our STI electric products have zero emissions when used without fossil fuel generators.

Existing or probable governmental regulations have not had, and are not expected to have, any material impact on our operations, and the costs and effects of compliance with federal, state and local environmental laws are minimal.

Properties

We currently occupy office, research, testing and warehouse facilities in Tarpon Springs, Florida. This facility is located at 1400 L & R Industrial Boulevard, Tarpon Springs, Florida 34689. The lease commenced on September 1, 2003 and expired on August 31, 2005. We are presently occupying this space on a month-to-month basis. Rent is currently $2,742.83 per month.

Legal Proceedings

On September 12, 2005, we filed a lawsuit against Toyota Motor Corporation in federal district court in Tampa, Florida for infringement of our Electric Wheel patent. In the lawsuit we are asking for an injunction barring further infringement as well as damages for the unauthorized use of our patent by Toyota. On January 10, 2006, we filed a complaint with the United States International Trade Commission (ITC) in Washington D.C. seeking an exclusion order prohibiting the importation of infringing technology.

Except as set forth above, we do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

DIRECTORS AND EXECUTIVE OFFICERS

Our Amended Certificate of Designation of Series A preferred stock establishes that our board of directors shall consist of five members:

•	Common Directors — The holders of our common stock, as a class, shall be entitled to elect two members of our board of directors, and

•	Preferred Directors — The holders of Series A preferred stock, as a class, shall be entitled to elect three members of our board of directors.

In the case of any vacancy in the office of a director occurring among the directors elected by the Series A preferred stockholders, the remaining director or directors elected by the Series A preferred stockholders may elect a successor to hold the office for the unexpired term of the director.

In the case of any vacancy in the office of a director occurring among the directors elected by the common stockholders, the remaining director or directors elected by the common stockholders may elect a successor to hold the office for the unexpired term of the director.

A Series A Preferred Stockholder Director may be removed during his or her term of office, whether with or without cause, only by the Series A Preferred Stockholders. A Common Stockholder Director may be removed during his or her term of office, whether with or without cause, only by the common stockholders.

If the proposed recapitalization is effected, the provisions of our certificate of incorporation giving the holders of our Series A preferred stock the right to elect three directors will no longer be effective. We expect that Woodlaken’s nominees will be reappointed to the board by the remaining directors after the special meeting.

Our executive officers, directors and director nominees, together with their ages and certain biographical information, are set forth below:

NAME	AGE	POSITION

Gary M. Laskowski	52	Preferred Director and Chairman of the Board and Vice President
Peter W. DeVecchis, Jr.	56	President
Samuel F. Occhipinti	58	Chief Financial Officer
Jonathan D. Betts	45	Preferred Director
Duane L. Crisco	45	Common Director
Michael D’Amelio	48	Preferred Director and Vice President
David J. Parcells	47	Common Director

Gary M. Laskowski, Chairman of the Board and Vice President (Preferred Director). Mr. Laskowski has been a director of our company since May 2004 and vice president since November 2005. Mr. Laskowski is a principal and founder of Venture Partners Ltd., a private investment bank founded in 1986. Prior thereto Mr. Laskowski served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm, and prior to that in a number of roles, including Vice President, Marketing, for Canberra Industries, Inc., a supplier of data acquisition and analysis systems. Mr. Laskowski serves on the boards of a number of companies involved in electronics, power systems and software development. Mr. Laskowski holds a Bachelor’s Degree in Electrical Engineering from the University of Connecticut.

Peter W. DeVecchis, Jr., President. Mr. DeVecchis, who became our President in May 2004, is an accomplished manager with 25 years of experience in sales, marketing and new business development. Prior to joining us, he had served since December 2001 as Vice President, Sales and Marketing of 4uDoctor, Inc., a provider of web-based technology services to help healthcare practitioners reduce their costs of procuring operational supplies. From 1998 to 2001, he served as Vice President, Sales of Consumers Interstate Corp., a wholesale distributor of MRO products. From 1996 to 1998, he was Vice President Sales, Business Unit Director Pharmacy Groups, for Moore Medical Corp., a full line wholesale distributor of pharmaceutical and health-care products. From 1988 to 1996, Mr. DeVecchis was Vice President, Sales and Marketing for United Abrasives, Inc., a manufacturer of industrial abrasive products. From 1985 to 1988, he served as Vice President Sales and Marketing for Beaverite Products, Inc., a manufacturer of customized information packaging. From 1973 to 1985, he was Vice President Sales and Marketing for Canberra Industries, Inc., a nuclear electronics company. Mr. DeVecchis earned his MBA from University of New Haven and his BS in Business Management from Charter Oak College in Connecticut.

Samuel F. Occhipinti, Chief Financial Officer. Mr. Occhipinti became our Chief Financial Officer in May 2004. Since June 1998, Mr. Occhipinti has been Managing Director and President of Venture Partners Capital LLC, an NASD registered broker/dealer focused on corporate finance and merger and acquisition transactions. From 1997 to June 1999, he was Vice President and Chief Operating Officer of Stone Cline Corporation, a manufacturer of textiles, and from 1993 to 1997 he was Executive Vice President and Chief Financial Officer of I2 Technology Inc., a manufacturer of electronics components. From 1990 to 1993, Mr. Occhipinti was Vice President - Finance of AOI Systems Inc., a manufacturer of adaptive optics technologies. He earned his BS/BA in finance from Boston College.

Jonathan D. Betts, Director (Preferred Director). Mr. Betts is a principal and founder of Venture Partners, a private investment bank, founded in 1986. Mr. Betts previously served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm and as Regional Sales Manager for Medical Electronics Corporation, a critical care medical instrumentation manufacturer. Mr. Betts has a Bachelor’s Degree in Electrical Engineering from Boston University.

Duane L. Crisco, Director (Common Director). Since June 2004, Mr. Crisco has been a Senior Vice President at GE Capital in Norwalk, CT. From December 1999 to June 2004, Mr. Crisco served as a Partner and Managing Director of SwingBridge Capital, located in Cheshire, CT. Mr. Crisco holds a BS degree in Finance from the University of Connecticut.

Michael D’Amelio, Director and Vice President (Preferred Director). Mr. D’Amelio has been a director of our company since May 2004 and vice president since November 2004. Mr. D’Amelio is the Managing Director and founder of JMC Venture Partners LLC, a private equity fund founded in 1999 that focuses on middle market manufacturing, distribution, technology and service companies. In addition, Mr. D’Amelio is a partner in the investment banking firm of Grace Matthews. From 1991 to 1999, Mr. D’Amelio served as President and CEO of TACC International Corporation, a specialty chemical manufacturer with facilities located throughout the United States that was subsequently sold to a Fortune 500 buyer. Mr. D’Amelio serves on numerous corporate boards and committees and is a graduate of Northeastern University with a BS in Management.

David J. Parcells, Director (Common Director). Since December 2003, Mr. Parcells has served as Chief Financial Officer of Garrity Industries, Inc, a privately held manufacturer and leading supplier of flashlights under the Garrity brand name. From January 2000 to September 2003, Mr. Parcells was Vice President and Chief Financial Officer for eLOT, Inc, a publicly traded internet company serving the lottery industry. eLot filed for Chapter 11 protection on October 15, 2001 and emerged from protection on December 31, 2002. From September 1998 to January 2000, he was President and Chief Financial Officer of Sentinel Business Systems, a privately held bar code data collection software provider and systems integrator. Mr. Parcells is a CPA and holds a BS degree in Accounting from Providence College.

EXECUTIVE COMPENSATION

The following table shows compensation earned during fiscal 2005, 2004 and 2003 by our President and our former chief executive officer.

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options		All Other Compensation
Peter W. DeVecchis, Jr. (1)	2005	$125,000	0	$0		0		44,000	(4)
President	2004	$76,923.04	0	$8,849.96	(2)	100,000	(3)	0

David E. Tether	2004	$110,096.17	0	$47,804.00	(5)	147,807	(3)	0
Former Chief Executive Officer	2003	$42,789	0	$0		115,000		0

(1)	Peter DeVecchis became our President on May 27, 2004.
(2)	Mr. DeVecchis received this amount as a consultant prior to becoming our President.
(3)
Vesting of options to purchase an aggregate of 100,000 shares was contingent on the satisfaction of certain performance criteria by December 31, 2004. These options expired unexercised on January 1, 2005 when the performance criteria were not met.

(4)
Mr. DeVecchis received 70,000 shares of common stock. Of these shares, 20,000 shares were issued pursuant to his employment agreement and 50,000 shares were issued by our board in recognition of his past contributions and to encourage his future contributions to Solomon Technologies.

(5)	David Tether received this amount in May 2004 in payment of compensation owed to him for prior periods.

Compensation Arrangements

We have an employment agreement with Peter W. DeVecchis, Jr., our President.

Mr. DeVecchis receives an annual base salary of $125,000 and is eligible for a $75,000 bonus based on goals to be agreed by us and Mr. DeVecchis. Mr. DeVecchis will also be entitled to receive the standard benefits available to all of our employees. He is also entitled to a restricted stock award of 20,000 shares of our common stock each year over the next five years with the first 20,000 shares earned in May 2005, the first anniversary of his employment with us. In the event that he is terminated for cause, all unearned shares are forfeited. Further, if he is terminated other than for cause during the first five months of his employment, all unearned shares are forfeited. Upon termination other than for cause after the first five months of employment, he will be entitled to one half of all of the remaining unearned shares. The term “cause” means Mr. DeVecchis’ gross negligence, gross misconduct, breach of fiduciary duty to our company or our stockholders, or indictment or arrest for any criminal offenses.

We may terminate Mr. DeVecchis at any time. If we terminate him during the first five months of his employment, we will pay Mr. DeVecchis severance of three months of his annual salary though a continuation of periodic salary payments at normal payroll periods. If we terminate him after the first five months of his employment, his severance will be six months of his annual salary. If Mr. DeVecchis is terminated after the first five months of his employment as a result of a change in control of our company, his severance will be one year of his annual salary. If Mr. DeVecchis is terminated for cause, he will not be entitled to any severance.

The term “change of control” means a sale or transfer, in one transaction, of 51% or more of our issued and outstanding shares, excluding normal public trading of our shares or one or more secondary offerings of our shares.

Mr. DeVecchis also executed our company’s Nondisclosure and Noncompete Agreement, which all of our employees are obligated to sign. The agreement provides that Mr. DeVecchis will not compete with us during employment and for six months thereafter and will always keep our trade secrets and other confidential information confidential.

We had an employment agreement with David E. Tether prior to his termination in March 2005. Mr. Tether received an annual base salary of $125,000 and was eligible for a $75,000 bonus based on goals to be agreed by us and Mr. Tether. Mr. Tether was also entitled to receive the standard benefits available to all of our employees.

2003 Stock Option Plan

We adopted our 2003 Stock Option Plan in July 2003. We amended it in June 2004 to increase the number of shares of common stock reserved under the plan from 750,000 to 2,000,000. The plan provides for the grant of options intended to qualify as “incentive stock options,” options that are not intended to so qualify or “nonstatutory stock options” and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 2,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of “reload options” described below.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of shares of common stock subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders, which must have an exercise price of not less than 110% of the fair market value of the common stock on the date of grant. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of 10 years, except for options granted to 10% stockholders, which are subject to a maximum term of 5 years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of shares of common stock equal to the sum of the number of shares of common stock used to exercise the option, and, with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

Aggregated Option/SAR Exercises and Year End Option/SAR Values in Last Fiscal Year

The following table sets forth the aggregate number of options exercised in the year ended December 31, 2005 and the value of options held at December 31, 2005 for the named executive officers in the Summary Compensation Table.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/Warrants at Fiscal Year End Exercisable/Un-exercisable	Value of Unexercised In-the- money Options/Warrants At Fiscal Year End Exercisable/Un-exercisable (1)

Peter W. DeVecchis, Jr.	0	$ 0	0	$0

David E. Tether	0	$ 0	47,807/0	$ 30,596.48/0

(1)
The dollar value was calculated by determining the difference between the fair market value at December 31, 2005 of the common stock underlying the options and the exercise prices of the options. The closing price of our common stock on the OTC Bulletin Board on December 31, 2005 was $0.36.

Compensation of Directors

In 2004, we paid each non-employee director $12,000 for his service on the board through December 31, 2004. In addition, each non-employee director received an option to purchase 25,000 shares of common stock exercisable at $0.55 per share. These options expire on July 21, 2014. During 2003, we issued to each of our non-employee directors for their service as members of our board an option to purchase 10,000 shares of common stock exercisable at $2.00 per share. These options expire in August 2006. Employee directors will not receive compensation for their service as directors. We will reimburse each of our directors for reasonable travel expenses incurred in connection with attending all board and board committee meetings.

On May 25, 2005, in partial consideration for their past contributions to our company and to encourage their continued service, we issued 25,000 shares to Jonathan Betts and 150,000 shares each to Michael A. D’Amelio and Gary M. Laskowski. We issued an additional 125,000 shares to Jonathan Betts on August 8, 2005.

On January 1, 2006, in partial consideration for their past contributions to our company and to encourage their continued service, we issued 150,000 shares to each of Duane Crisco and David Parcells.

OWNERSHIP OF OUR SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our common stock, excluding persons who are our executive officers, directors or director nominees, as of January 30, 2006.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK(1)
Woodlaken LLC Mill Crossing, Bldg. A 1224 Mill Street East Berlin, CT 06023	3,660,684(2)	29.0%
Pinetree (Barbados) Inc. c/o Ward Patel & Co., The Gables Haggat Hall St. Michael, Barbados	3,028,254(3)	25.3%
Steven Sands 90 Park Avenue New York, NY 10016	1,547,080(4)	14.7%
Jezebel Management Corporation 1201 Hayes Avenue Tallahassee, FL 32301	773,540(5)	8.0%
Donald Capoccia Sr. and Jr. 47 Great Jones St. New York, NY 10012	618,832(6)	6.5%
Coady Family LLC 4309 Speckles Lane Machipongo, VA 23405	618,832(6)	6.5%

___________

(1)
These percentages do not reflect any shares of common stock that may be issued upon conversion of 120,000 shares of our Series B preferred stock that were outstanding as of January 30, 2006. The holders of the Series B preferred stock have no voting rights unless and until they convert their shares into common stock. Each share of the Series B preferred stock is convertible into a number of shares of common stock equal to $1 divided by the average closing price per share of our common stock over the five trading day period prior to conversion.

(2)
Represents 164,124 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants, as well as 3,196,560 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which the holders of Series A preferred stock have the right to vote. Gary Laskowski and Jonathan Betts are the managers of Woodlaken.

(3)	Includes 1,281,780 shares of common stock issuable upon conversion of Series A preferred stock and 1,721,474 shares of common stock issuable upon exercise of warrants.

(4)
Represents (i) 54,708 shares of common stock issuable upon conversion of Series A preferred stock and 100,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital LLC, (ii) 54,708 shares of common stock issuable upon conversion of Series A preferred stock and 100,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital II LLC, (iii) 328,248 shares of common stock issuable upon conversion of Series A preferred stock and 600,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital III LLC, and (iv) 109,416 shares of common stock issuable upon conversion of Series A preferred stock and 200,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital IV LLC. Steven Sands is the manager of each of SB Venture Capital LLC, SB Venture Capital II LLC, SB Venture Capital III LLC and SB Venture Capital IV LLC.

(5)
Represents 273,540 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants. Jezebel Capital Management is wholly-owned by Michael D’Amelio.

(6)	Represents 218,832 shares of common stock issuable upon conversion of Series A preferred stock and 400,000 shares of common stock issuable upon exercise of warrants.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership by our executive officers and directors of our common stock as of January 30, 2006. The information in this table provides the ownership information for:

•	each of our directors,

•	each of our executive officers, and

•	our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner is Solomon Technologies, Inc., 1400 L&R Industrial Boulevard, Tarpon Springs, Florida 34689.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK(1)
Gary M. Laskowski Chairman of the Board and Vice President	639,124(2)	6.8%
Peter W. DeVecchis President	70,000(3)	*
Samuel F. Occhipinti Chief Financial Officer	75,000	*
Jonathan D. Betts Director	639,124(4)	6.8%
Duane L. Crisco Director	150,000	1.7%
Michael D’Amelio Vice President and Director	948,540(5)	9.7%
David J. Parcells Director	150,000	1.7%
All Executive Officers and Directors as a Group (7 persons) (6)	2,182,664	21.3%
_________________________

*	Less than one percent.

(1)
These percentages do not reflect any shares of common stock that may be issued upon conversion of 120,000 shares of our Series B preferred stock that were outstanding as of January 30, 2006. The holders of the Series B preferred stock have no voting rights unless and until they convert their shares into common stock. Each share of Series B preferred stock is convertible into a number of shares of common stock equal to $1 divided by the average closing price per share of our common stock over the five trading day period prior to conversion.

(2)
Includes 164,124 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Laskowski and Jonathan Betts, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Laskowski disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Laskowski at an exercise price of $0.55 per share that expire in July 2014. Excludes 3,196,560 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Laskowski is not the beneficial owner of the 2,921,474 shares of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Laskowski has any pecuniary interest in such securities.

(3)
Excludes up to 80,000 shares of common stock to which Mr. DeVecchis may be entitled pursuant to a restricted stock award of 20,000 shares of our common stock each year over the next four years on May 31 of each year.

(4)
Includes 164,124 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Betts and Gary Laskowski, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Betts disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Betts at an exercise price of $0.55 per share that expire in July 2014.  Excludes 3,196,560 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Betts is not the beneficial owner of the 2,921,474 shares of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Betts has any pecuniary interest in such securities.

(5)
Includes 273,540 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants owned directly by Jezebel Management Corporation, an entity wholly-owned by Mr. D’Amelio. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. D’Amelio at an exercise price of $0.55 per share that expire in July 2014.

(6)
Includes 437,664 shares of common stock issuable upon conversion of Series A preferred stock and 875,000 shares of common stock issuable upon exercise of warrants and options. Excludes 3,196,560 shares of common stock issuable upon conversion of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. See notes (2) and (4) above.

CERTAIN TRANSACTIONS

Operating Agreements

Homewood Agreement

Homewood Products Corporation has been manufacturing our electric motors since 1996. Barry DeGroot, a former director and a former member of our board’s audit and compensation committees, is the president of Homewood. In August 2003, we negotiated an agreement with Homewood that provided for Homewood to continue to manufacture our motors. The agreement, which expired on December 31, 2004, required that we purchase at least 100 electric motors during 2004. As we purchased only 25 electric motors in 2004, we were obligated to pay Homewood on or before January 1, 2005 an amount equal to the average purchase price for all motors actually purchased by us multiplied by the motors not purchased by us up to 100, or an aggregate of $466,200 for the 75 motors we did not purchase. We did not pay this amount to Homewood. Since January 1, 2004, we have paid Homewood $268,835.39.

On May 26, 2005, we entered into a settlement agreement with Homewood pursuant to which Homewood gave us a full release from any and all legal claims that may have arisen prior to the date of the settlement in exchange for the issuance to three nominees of Homewood, including Mr. DeGroot, of an aggregate of 105,000 shares of our common stock.

Equity Issuances

In April 2004, we settled with various employees to accept a significant reduction in the amount of back pay owing to them. We reduced the amount we were obligated to pay such employees by approximately $180,000. As partial consideration for waiving a portion of such back pay, we granted these employees stock options to purchase shares of our common stock. Among these employees were David Tether, our former Chief Executive Officer, and Cynthia McMullen-Tether, David Tether’s spouse. Mr. Tether waived $47,807 of unpaid salary and we granted him an option to purchase 47,807 shares of common stock. Ms. McMullen-Tether waived $26,810 of unpaid salary and we granted her an option to purchase 26,810 shares of common stock. The options, which are granted under our 2003 Stock Option Plan, are exercisable at $1.00 per share and terminate on April 14, 2009.

On May 25, 2005, in partial consideration for their past contributions to our company and to encourage their continued service, we issued 50,000 shares of our common stock to Peter W. DeVecchis, Jr., our president, 75,000 shares of our common stock to Sam Occhipinti, our chief financial officer, 25,000 shares to director Jonathan Betts and 150,000 shares each to directors Michael D’Amelio and Gary M. Laskowski. On August 8, 2005, we issued 125,000 shares to director Jonathan Betts in partial consideration for his past contributions to our company and to encourage his continued service. On January 1, 2006, we issued 150,000 shares of common stock to each of Duane Crisco and David Parcells in partial consideration for their past contributions to our company and to encourage their continued service.

On August 9, 2005, we granted 1,754 shares of common stock to our former director David Lindahl. These shares of common stock were granted in lieu of money owed for Mr. Lindahl’s attendance at a board of directors’ meeting.

Private Placements of Series A Preferred Stock

Overview

In February 2004, we issued 35,000 shares of preferred stock and warrants to purchase 35,000 shares of common stock to five investors for $140,000. On April 15, 2004, the five investors from the February 2004 private placement unanimously consented to an amendment to the existing Series A preferred stock designation and, in return, the investors exchanged their investment in the February 2004 private placement for an aggregate of 140,000 shares of Series A preferred stock and 280,000 warrants.

On May 13, 2004, we completed a private placement of 1,745,000 shares of Series A preferred stock and 3,490,000 warrants, each warrant entitling the holder to purchase one share of our common stock. We received gross proceeds from the offering, before deducting any placement agent fees or costs, of $1,745,000. The offering was placed by First Dunbar Securities Corporation of Boston, Massachusetts on a “best efforts” basis. We paid First Dunbar placement fees of $148,325, which is 8.5% of the gross proceeds of the offering, plus out-of-pocket expenses. We also granted First Dunbar a ten year warrant to purchase 250,000 shares of our common stock at $0.33 per share.

On November 5, 2004, we sold an aggregate of 390,000 shares of Series A preferred stock and warrants to purchase an aggregate of 780,000 shares of common stock to five investors for $1.00 per unit in the initial closing of a second private placement of our Series A preferred stock and warrants. We sold an aggregate of an additional 225,000 shares of Series A preferred stock and warrants to purchase an additional 450,000 shares of common stock to two investors in a second closing of the private placement on December 23, 2004. The securities were placed by First Dunbar Securities Corporation, who received cash placement agent fees of $52,275, or 8.5% of the gross proceeds of the offering.

Samuel Occhipinti, our chief financial officer, is the financial operations principal for First Dunbar Securities Corporation.

We expect to hold a special meeting of our stockholders on February 15, 2006. At the meeting, our stockholders will be asked to vote on a proposal to effect a recapitalization of our outstanding securities whereby each outstanding share of our Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock.

Woodlaken LLC

Woodlaken LLC, a Connecticut limited liability company, serves as the representative of the holders of the Series A preferred stock. Each holder of Series A preferred stock gave Woodlaken an irrevocable proxy to vote his or her shares of Series A preferred stock for directors and on other matters on which the Series A preferred stock is entitled to vote. This means that Woodlaken will be able to elect a majority of our board of directors and exercise significant influence over all matters requiring stockholder approval, including the approval of significant corporate transactions. If our proposed recapitalization is effected, the proxies held by Woodlaken will terminate.

Woodlaken purchased in the May 2004 private placement, and now directly owns, 150,000 shares of Series A preferred stock and warrants to purchase 300,000 shares of common stock, for an aggregate purchase price of $150,000. Woodlaken, by virtue of the proxies granted by the other holders of the Series A preferred stock, has voting rights over all of the outstanding Series A preferred stock and, therefore, the ability to determine the majority of our board of directors.

The managers of Woodlaken are Gary M. Laskowski, the chairman of our board of directors, and Jonathan D. Betts, one of our directors.

Exchange of Pinetree Secured Note for Series A Preferred Stock

In July 2003, we settled a lawsuit brought by Pinetree (Barbados), Inc. against us for breach of a convertible promissory note owing to Pinetree in the original principal amount of approximately $536,000. Our obligation under the settlement was to issue Pinetree a new secured convertible promissory note in the principal amount of $572,490.22. The outstanding principal amount of the note was convertible by Pinetree at $1.4635 per share.

The note originally required us to pay $50,000 by December 15, 2003 and the balance by May 31, 2004. In December 2003, we and Pinetree agreed, among other changes, to extend the $50,000 mandatory payment to February 16, 2004. As consideration for amending the note, we issued Pinetree a warrant to purchase 50,000 shares of our common stock. On December 16, 2005, we entered into an agreement with Pinetree whereby Pinetree exchanged the warrant for 25,000 shares of common stock.

Simultaneous with the closing of the May 2004 private placement, Pinetree exchanged all of its outstanding principal and accrued interest on the note, in the aggregate amount of $621,474, for 636,669 shares of Series A preferred stock and warrants to purchase 621,474 shares of common stock at $1.00 per share. Pinetree also purchased in the May 2004 and November-December 2004 private placements an aggregate of 550,000 shares of Series A preferred stock and 1,100,000 warrants for $550,000.

We believe that the terms of the above transactions were commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. The board of directors has determined that any future agreements with related parties must be on terms that are commercially reasonable and no less favorable to us than we could obtain from an unaffiliated third party on an arms’ length basis.

Debt Issuances

On March 7, 2005, we borrowed $40,000 from Woodlaken and issued a promissory note in the principal amount of $40,000 to Woodlaken. The note bears interest at a rate of 12% per annum and was to mature on May 6, 2005. To secure the note, we entered into a Security Agreement with Woodlaken, dated March 7, 2005, pursuant to which Woodlaken was granted a first priority security interest in all of the tangible and intangible assets of the Company. The managers of Woodlaken are Gary M. Laskowski, the chairman of our board of directors, and Jonathan D. Betts, one of our directors. Woodlaken currently owns 150,000 shares of our Series A preferred stock and holds irrevocable proxies to vote the outstanding shares of our Series A preferred stock.

On March 16, 2005, we borrowed $100,000 from Jezebel Management Corporation and issued a promissory note in the principal amount of $100,000 to Jezebel. The note bears interest at a rate of 12% per annum and was to mature on May 6, 2005. To secure the note we amended the Security Agreement with Woodlaken to add Jezebel as an additional secured party. Michael D’Amelio, one of our directors, is the sole owner of Jezebel. Jezebel owns 750,000 shares of our Series A preferred stock.

On April 1, 2005, we borrowed $50,000 from Pinetree and issued a promissory note in the principal amount of $50,000 to Pinetree and we borrowed an additional $10,000 from Woodlaken and issued a promissory note in the principal amount of $10,000 to Woodlaken. The notes bear interest at a rate of 12% per annum and were to mature on May 6, 2005. We entered into a Joinder Agreement with Pinetree dated April 1, 2005 to include Pinetree as a secured party under the Amended and Restated Security Agreement dated March 16, 2005 between the Company, Woodlaken and Jezebel, pursuant to which Pinetree was granted a first priority security interest in all of our tangible and intangible assets.

On April 5, 2005, the Company and each of Woodlaken, Jezebel and Pinetree agreed to extend the maturity of the notes to July 15, 2005.

On April 18, 2005, we borrowed an additional $75,000 from Jezebel and issued a promissory note in the principal amount of $75,000 to Jezebel. The note bears interest at a rate of 12% per annum and was to mature on July 15, 2005.

On May 25, 2005, we borrowed $100,000 from Coady Family LLC and issued a promissory note in the principal amount of $100,000 to Coady. The note bears interest at a rate of 12% per annum and was to mature on July 15, 2005. We entered into a Joinder Agreement with Coady dated May 25, 2005 to include Coady as a secured party under the Amended and Restated Security Agreement, pursuant to which Coady was granted a first priority security interest in all of our tangible and intangible assets.

On July 8, 2005, we borrowed $75,000 from Jezebel Management Corporation. The note bears interest at 12% per annum, matures on August 15, 2005 and is secured by a lien on all of our assets.

On July 14, 2005, we entered into an agreement with Woodlaken, Jezebel, Pinetree and Coady Family LLC to amend the promissory notes in the aggregate principal amount of $375,000 issued by Solomon Technologies between March 7, 2005 and May 25, 2005 to extend the maturity date of the notes from July 15, 2005 to August 15, 2005.

On August 14, 2005, we entered into an agreement with Woodlaken, Jezebel, Pinetree and Coady Family LLC to amend the promissory notes in the aggregate principal amount of $450,000 issued by Solomon Technologies between March 7, 2005 and July 14, 2005 to extend the maturity date of the notes from August 15, 2005 to October 1, 2005.

On August 16, 2005, we borrowed an additional $150,000 from Jezebel and issued a promissory note in the principal amount of $150,000 to Jezebel. The note bears interest at a rate of 12% per annum and was to mature on October 1, 2005.

On September 15, 2005, we borrowed an additional $150,000 from Jezebel and issued a promissory note in the principal amount of $150,000 to Jezebel. The note bears interest at a rate of 12% per annum and was to mature on November 1, 2005.

On September 15, 2005, we entered into an agreement with Woodlaken, Jezebel, Pinetree and Coady Family LLC to amend the promissory notes in the aggregate principal amount of $600,000 issued by Solomon Technologies between March 7, 2005 and August 16, 2005 to extend the maturity date of the notes from October 1, 2005 to November 1, 2005.

On October 26, 2005, we entered into an agreement with Woodlaken, Jezebel, Pinetree and Coady Family LLC to amend the promissory notes in the aggregate principal amount of $600,000 issued by Solomon Technologies between March 7, 2005 and August 16, 2005 to extend the maturity date of the notes from November 1, 2005 to December 1, 2005.

On November 17, 2005, we entered into an agreement with Woodlaken, Jezebel, Pinetree and Coady Family LLC to amend the promissory notes in the aggregate principal amount of $750,000 issued by Solomon Technologies between March 7, 2005 and September 15, 2005 to extend the maturity date of the notes from December 1, 2005 to January 31, 2006.

On November 18, 2005, we borrowed an additional $100,000 from Jezebel and issued a promissory note in the principal amount of $100,000 to Jezebel. The note bears interest at a rate of 12% per annum and is to mature on January 31, 2006.

On November 18, 2005, we borrowed an additional $100,000 from Pinetree and issued a promissory note in the principal amount of $100,000 to Pinetree. The note bears interest at a rate of 12% per annum and is to mature on January 31, 2006.

Our board of directors has authorized us to borrow up to an additional $300,000 from Woodlaken, Jezebel, Pinetree, Coady and others on the same terms as the notes issued to Woodlaken, Jezebel, Pinetree and Coady.

Cytation Corporation

In May 2003, we entered into an agreement with Cytation Corporation. Under the agreement, Cytation agreed to advise and assist us, among other things, in the process of becoming a public company. As consideration for these services, we paid Cytation $25,000, issued 663,089 shares of our common stock and a warrant to purchase shares of common stock, registered the common stock for resale and paid an additional $25,000 after the registration statement covering such common stock was declared effective by the SEC. The warrant entitled Cytation to purchase up to 254,564 shares of common stock at an exercise price of $1.64 per share, subject to adjustment as provided in the warrant agreement. On December 16, 2005, we entered into an agreement with Cytation and an assignee of Cytation whereby the warrant was exchanged for an aggregate of 84,855 shares of common stock.

Oliver Street Finance LLC

On November 18, 2005, we entered into an agreement with Oliver Street Finance LLC pursuant to which Oliver Street will provide funding to us to prosecute our patent infringement action against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America. Under the terms of the agreement, Oliver Street will pay all legal fees and out-of pocket expenses billed by our special patent counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in connection with the litigation against Toyota and approved by us in exchange for a portion of any recovery that we receive in the litigation equal to the greater of 40% of the recovery or the actual amount of legal fees and expenses Oliver Street pays on our behalf. Michael D’Amelio, a vice president and director of our company, is also affiliated with Oliver Street.

SELLING STOCKHOLDERS

The following table sets forth:

•	The number of shares currently beneficially owned by each selling stockholder,
•	The number of shares owned by each of them being offered for sale in this prospectus, and
•	The number of shares to be owned by each selling stockholder after the sale of all of the shares offered by this prospectus.

None of the selling stockholders has had any position, office or other material relationship with us within the past three years other than as a result of the ownership of our shares or other securities of ours.

The information included below is based on information provided by the selling stockholders. The table has been prepared on the assumption that all shares of common stock offered hereby will be sold.

Name	Shares Owned Before Offering	Shares of Common Stock Being Offered	Shares Owned Upon Completion of Offering	Percent of Outstanding Common Stock Owned After Offering
John S. Brock Limited	180,155	163,488	16,667	*
Duane Crisco	150,000	150,000	0	0
David Parcells	150,000	150,000	0	0
Crescent Communications	100,000(1)	100,000(1)	0	0
______________

*	Less than one percent.

(1)	Represents 100,000 shares of common stock issuable upon exercise of a warrant.

PLAN OF DISTRIBUTION

The selling stockholders may sell the common stock being offered by this prospectus from time to time directly to other purchasers, or to or through dealers or agents. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. They may sell their common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sales may be made in transactions (which may involve crosses or block transactions)

•	on any exchange or market on which our common stock may be listed or quoted at the time of sale,

•	in the over-the-counter market,

•	in negotiated transactions, or

•	through the writing of options.

In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers, and those broker-dealers may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the common stock short and deliver the common stock offered by this prospectus to close out such short positions, or lend or pledge such common stock to broker-dealers that in turn may sell such securities.

The selling stockholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, that may limit the timing of purchases and sales of securities by the selling stockholders and others participating in a distribution of securities. In addition, under Regulation M, those engaged in a distribution of securities may not at the same time make a market in the securities or take other actions that may affect the market price of the securities for a specified period of time before the beginning of the distribution, subject to some exceptions or exemptions. All of the restrictions described above may affect the marketability of the securities offered by this prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of their shares.

If a dealer is used in the sale of any common stock where this prospectus is delivered, the selling stockholder may sell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

In connection with the sale of common stock, dealers or agents may receive discounts, concessions, or commissions from the selling stockholders or from purchasers of the common stock for whom they may act as agents. Agents and dealers participating in the distribution of the common stock may be deemed to be underwriters, and any compensation received by them and any profit on the resale of common stock by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Under the registration rights agreements between us and the selling stockholders, we have agreed to pay costs and expenses associated with the registration of the shares of common stock to be sold by this prospectus. In addition, the selling stockholders may be entitled to indemnification against certain liabilities.

We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser before or at the time of such sale.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock currently consists of 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following summary of certain provisions of the common stock and the preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and Bylaws and by the provisions of applicable law.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect the two Common Stockholder Directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of legally available funds.

Upon our liquidation, dissolution and winding up, the holders of our common stock are entitled to receive ratably, net assets available after the payment of

•	all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time,

•	all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time, and

•	all liquidation preferences on any then outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

As of January 30, 2006, there were 8,950,818 shares of common stock outstanding held by 580 stockholders of record.

Preferred Stock

Our board of directors is authorized, without further stockholder approval, to designate and issue up to 10,000,000 shares of preferred stock in one or more series. Our board may fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Series A Preferred Stock

As of January 30, 2006, there were 7,000,000 shares of Series A preferred stock designated, of which 3,071,474 shares were issued and outstanding. A summary of the terms of our Series A preferred stock is set forth below:

Dividends. The holders of the Series A preferred stock are entitled to receive, if, when and as declared by our board of directors and before any cash is paid out or set aside for any common stock, dividends at the annual rate of $0.08 per share, subject to adjustment for stock splits and similar transactions. The dividends will accrue and be cumulative and will be payable upon the earlier to occur of redemption or liquidation, if not paid earlier. The holders of the Series A preferred stock will be entitled to participate in any dividends paid to our common stockholders on an as converted basis.

Voting. The holders of Series A preferred stock are entitled to vote, together with the holders of common stock, as a single class. The holders of Series A preferred stock will have the number of votes per share as is equal to the number of shares of common stock into which each share of Series A preferred stock is convertible. Common stockholders have one vote per share. Additionally, as long as at least 65,000 shares of Series A preferred stock are outstanding, the affirmative vote of 75% of the Series A preferred stock is required to:

•
authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock, increase or decrease the number of directors constituting our board of directors, or reduce the percentage of shares of Series A preferred stock required to consent to any of the above matters, or alter or negate the need for such consent;

•
reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock;

•	amend, alter or repeal any provision of our certificate of incorporation or bylaws;

•
merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into our company), or sell, lease or otherwise dispose of our assets other than in the ordinary course of business or liquidate, dissolve, wind-up, recapitalize or reorganize or effect any transaction that would likely result in a change of control of our company or consent to any of the foregoing;

•	purchase any shares of our common stock from any of our existing stockholders or any capital stock of any other company;

•	pay dividends or make any other distribution on, or redeem, any shares of any class or series of our equity securities other than the Series A preferred stock;

•	enter into any new agreement, or make any amendment to any existing agreement, that by its terms would restrict our performance of our obligations to holders of the Series A preferred stock;

•
incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business; or

•	engage in any action that would adversely affect the holders of the Series A preferred stock.

We expect to hold a special meeting of our stockholders on February 15, 2006. At the meeting, our stockholders will be asked to vote on a proposal to effect a recapitalization of our outstanding securities whereby each outstanding share of our Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock. If our stockholders approve the recapitalization and the Series A preferred stock is converted into common stock, there will be no shares of Series A preferred stock outstanding and these special voting rights of the Series A preferred stockholders will no longer be effective.

Board. Our board of directors consists of five members. The holders of the Series A preferred stock are entitled to elect three directors and the holders of the common stock are entitled to elect the other two directors.

Liquidation. The holders of the Series A preferred stock will be entitled to receive, in preference to the holders of common stock, an amount equal to $4.00 per share in the event of any liquidation occurring on or before April 29, 2005, $5.00 per share in the event of any liquidation occurring after April 29, 2005 but before April 30, 2006, and $6.00 per share in the event of any liquidation occurring on April 30, 2006 or thereafter, plus, in each case, any accrued but unpaid dividends. After the payment of the liquidation preference to the holders of the Series A preferred stock, the remaining assets will be distributed ratably to the holders of the common stock and the Series A preferred stock on an as-converted basis. A merger, consolidation, sale of assets, sale of any business unit, division or subsidiary, or a transaction in which voting control of our company is transferred will be treated as a liquidation unless the holders at 75% of the outstanding Series A preferred stock vote or consent otherwise.

Conversion. Each share of Series A preferred stock may be redeemed and converted at any time, at our option, initially into one share of common stock but only after payment of the liquidation preference. Each share of the Series A preferred stock may be converted at any time, at the option of the holder, initially into one share of common stock.

Anti-Dilution Protection. The number shares of common stock into which the Series A preferred stock is convertible is subject to adjustment to prevent dilution in the event of:

•	a stock split, stock dividend or recapitalization (e.g., restructuring of debt into equity), or

•
the issuance of additional shares of common stock (or other security or instrument convertible into common stock) at a per share purchase price that is less than the per share price at which the Series A preferred stock may be converted into common stock, after giving effect to any earlier adjustments. Adjustment of the number of shares is on a weighted-average basis.

Redemption. Shares of Series A preferred stock are redeemable, in whole or in part, at the option of the holders on or after April 29, 2007. The redemption value will be $6.00 per share plus accrued or accumulated and unpaid dividends.

Preemptive Rights. Holders of Series A preferred stock have a preemptive right to purchase their pro rata share, based on the number of shares then outstanding, of new securities that we may from time to time propose to sell or issue, except shares proposed to be issued pursuant to an underwritten public offering of our common stock.

If our proposed recapitalization is effected on February 15, 2006, there will be no shares of Series A preferred stock outstanding after the special meeting of stockholders.

Series B Preferred Stock

As of January 30, 2006, there were 850,000 shares of Series B preferred stock designated, of which 120,000 shares were issued and outstanding. A summary of the terms of our Series B preferred stock is set forth below:

Dividends. The holders of the Series B preferred stock are not entitled to receive dividends.

Voting. Except as to matters on which the holders of the Series B preferred stock may otherwise be entitled to vote as a matter of law, no holder of Series B preferred stock is entitled to vote for any matter.

Liquidation. The Series B preferred stock ranks pari passu with the common stock. After the payment of all preferential amounts required to be paid to the holders of any class or series of stock senior to the Series B preferred stock, the remaining assets will be distributed ratably to the holders of the common stock and the Series B preferred stock on an as-converted basis.

Conversion. Each share of the Series B preferred stock may be converted at any time, at the option of the holder, into the number of fully paid and nonassessable shares of common stock determined by multiplying the number of shares of Series B preferred stock being converted by the quotient obtained by dividing (x) the stated value per share of Series B preferred stock by (y) the current market price of the common stock. The stated value of the Series B preferred stock is $1.00 per share. The current market price per share of common stock at any date means (i) if the common stock is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (A) the value of the common stock, determined in good faith by the board of directors and certified in a board resolution, based on the most recently completed arm’s length transaction between us and a person other than our affiliate or between any two such persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (B) if no such transaction shall have occurred on such date or within such six-month period, the value of the common stock as determined in good faith by resolution of the board of directors, based on the best information available, or (ii) if the common stock is registered under the Exchange Act, the average of the daily closing bid prices of the common stock for each trading day during the period commencing 5 trading days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 5 consecutive trading days before such date, the average of the daily closing bid prices (or such equivalent) for all of the trading days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 3 trading days in such period the current market price will be determined as if the common stock was not registered under the Exchange Act.

Warrants

In our May 2004 and November - December 2004 private placements, we issued ten-year warrants to purchase 5,621,474 shares of common stock at an exercise price of $1.00 per share, subject to adjustment as provided in the warrant certificate. The warrants may be exercised in whole or in part, at any time and from time to time during the exercise period through cash and cashless exercises. Unless exercised, the warrants will automatically expire at the end of the ten-year term.

In conjunction with our proposed recapitalization of our Series A preferred stock we are conducting an exchange offer in which we are offering the holders of outstanding warrants to purchase an aggregate of 5,396,474 shares of common stock at a price of $1.00 per share that were issued with the Series A preferred stock the opportunity to exchange their warrants for half the number of shares for which their warrants are exercisable. Woodlaken has advised our board of directors that it will exercise its proxies to vote the outstanding Series A preferred stock in favor of the recapitalization proposal only if the holders of warrants representing at least 4,047,356, or approximately 75%, of the shares currently issuable upon exercise of the outstanding warrants surrender their warrants for shares of common stock on these terms. If the holders of warrants representing at least 4,047,356 of the shares currently issuable upon exercise of the warrants surrender their warrants in the exchange offer, after the exchange offer and the recapitalization are completed, assuming no other changes in the number of shares of common stock outstanding, there will be 26,029,878 shares of common stock outstanding. If the recapitalization is completed and the holders of all of the warrants exchange their warrants in the exchange offer, there will be 26,704,437 shares of common stock outstanding.

In connection with our May 2004 private placement, we issued to First Dunbar Securities Corporation a ten-year warrant to purchase 250,000 shares of our common stock at an exercise price of $0.33 per share, subject to adjustment as provided in the warrant certificate. The warrant expires on March 3, 2014. The warrant may be exercised in whole or in part, at any time and from time to time during the exercise period through cash and cashless exercises. Unless exercised, the warrant will automatically expire at the end of the ten-year term.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and bylaws could make more difficult the acquisition of our company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweighs the disadvantages of discouraging such proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of such proposals could result in an improvement of their terms.

Control of board by Series A Preferred Stockholders. As long as at least 65,000 shares of Series A preferred stock are outstanding, the holders of our Series A preferred stock will be entitled to elect three out of five members of our board of directors.

Woodlaken LLC hold the right to vote all of the Series A preferred stock in elections of directors. In addition, certain significant corporate transactions require approval of the holders of Series A preferred stock. Woodlaken controls substantially all of the voting rights over the Series A preferred stock with respect to such matters. A person or group that controlled more than half of our outstanding common stock would not be able to control our board of directors as long as at least 65,000 shares of the Series A preferred stock remains outstanding.

Issuance of preferred stock. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control of us or make removal of management more difficult.

No cumulative voting in the election of directors. Our common stockholders are not permitted to cumulate their votes in the election of directors. As a result, common stockholders owning a majority of our common stock may elect both of the common stockholder directors.

Special meetings of our stockholders may be called only by the board of directors. Our bylaws permit only the board to call a special meeting of stockholders. Stockholders do not have the right to call a special meeting of stockholders.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company. These provisions could, however, discourage potential acquisition proposals and could complicate, delay or prevent a change in control of our company. They may also have the effect of preventing changes in our management. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of these proposals could result in an improvement of their terms.

EXPERTS

UHY LLP, an independent registered public accounting firm, audited our financial statements as of December 31, 2004 and for the year then ended. Those financial statements are included in this prospectus in reliance on the report thereon of UHY LLP given on their authority as experts in accounting and auditing.

Radin, Glass & Co., LLP, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2003. Those financial statements are included in this prospectus in reliance on the report thereon of Radin, Glass & Co., LLP given on their authority as experts in accounting and auditing.

On October 22, 2004, we dismissed Radin, Glass & Co., LLP as our independent accountants. The reports of Radin, Glass & Co., LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report for the past two fiscal years, Radin, Glass & Co., LLP included an opinion that, due to the our accumulated losses and net losses and cash used in operations, there was substantial doubt as to our ability to continue as a going concern. Our board of directors participated in and approved the decision to change independent accountants.

In connection with its audits for the two most recent fiscal years and through October 22, 2004, there were no disagreements with Radin, Glass & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Radin, Glass & Co., LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

We requested that Radin, Glass & Co., LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter, dated October 25, 2004, which states that Radin, Glass & Co., LLP agrees with the statements, was furnished as an exhibit to a Form 8-K we filed on October 26, 2004.

LEGAL MATTERS

Davis & Gilbert LLP, our counsel, passed on the validity of the issuance of the shares offered by this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission covering sale of the shares being offered by this prospectus. The registration statement and the exhibits and schedules to the registration statement include additional information not contained in this prospectus. Statements in this prospectus about the contents of any contract or other document referred to are not necessarily complete and in each instance the appropriate exhibit containing the contract or document should be consulted for complete information. The registration statement, exhibits and schedules also contain further information about us and the shares being offered.

We are obligated to file reports with the SEC, including Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and we must provide our stockholders with annual reports, including audited financial statements, in connection with our annual stockholders’ meetings. You may inspect the registration statement, and such additional materials that we file with the SEC in the future, without charge, at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains information about companies that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

SOLOMON TECHNOLOGIES, INC.

Year End Financial Information

REPORT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Solomon Technologies, Inc.

We have audited the accompanying balance sheet of Solomon Technologies, Inc. as of December 31, 2004, and the related statements of operations, stockholders’ deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solomon Technologies, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has incurred significant recurring operating losses and used cash in its operating activities. In 2004, the Company had a net loss of $6,358,472 and used cash of $1,856,150 in operating activities. As of December 31, 2004, the Company has a working capital deficiency of $913,340 and a deficiency of assets of $2,987,500. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ UHY LLP
Hartford, Connecticut
March 28, 2005

REPORT OF RADIN, GLASS & CO., LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Solomon Technologies, Inc.

We have audited the accompanying statements of operations, stockholders’ deficiency and cash flows of Solomon Technologies, Inc. (the Company) for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Solomon Technologies, Inc. for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has an accumulated deficit of $9,366,771 as of December 31, 2003 and had net losses and cash used in operations of $3,506,449 and $451,365 respectively, for the year ended December 31, 2003. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Radin, Glass & Co. LLP

Certified Public Accountants
New York, New York
March 12, 2004

SOLOMON TECHNOLOGIES, INC.
BALANCE SHEET
December 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$249,024
Accounts receivable	433
Inventory	60,117
Prepaid expenses	40,020

Total current assets	349,594

EQUIPMENT, less accumulated depreciation of $50,235	28,843

INTANGIBLE ASSETS	467,968

$846,405
LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES
Notes payable	$54,985
Accounts payable and accrued expenses	520,362
Accrued payroll and payroll taxes	685,532
Current portion of long-term debt	2,055

Total current liabilities	1,262,934

LONG-TERM DEBT, less current portion	7,452

REDEEMABLE SERIES A PREFERRED STOCK:
Designated 7,000,000 shares; 3,121,474 shares
issued and outstanding; redemption value at April 29, 2007
of $19,543,431	2,563,519

Total liabilities	3,833,905

COMMITMENT AND CONTINGENCIES

DEFICIENCY IN ASSETS
Preferred stock, par value $0.001 per share; authorized
10,000,000 shares; 7,000,000 shares designated as Series A
Common stock, par value $0.001 per share; authorized
50,000,000 shares; 4,912,856 shares issued and outstanding	4,913
Additional paid-in capital	12,732,830
Accumulated deficit	(15,725,243)

Deficiency in assets	(2,987,500)

$846,405

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS

	Years ended December 31,
	2004	2003

Net sales	$370,195	$421,808

Cost of products sold	360,467	320,663

Gross Margin	9,728	101,145

Operating expenses
Salaries and Benefits	658,562	479,242
Noncash compensation	1,199,552	1,933,231
Professional fees	479,080	280,788
Advertising	107,944	26,009
Travel and Entertainment	127,135	60,721
Rent	43,536	75,064
Other General and Administrative	745,641	422,075

Total Operating Expenses	3,361,450	3,277,130

Operating loss	(3,351,722)	(3,175,985)

Other
Interest expense	3,034,350	350,663
Other income	(27,600)	(20,199)

	3,006,750	330,464

Net loss	$(6,358,472)	$(3,506,449)

Net loss per share	$(1.31)	$(0.90)

Weighted average shares outstanding	4,869,976	3,908,316

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

	Series A
	Convertible					Additional		Total
	Preferred Stock			Common Stock		Paid-In-	Accumulated	Stockholders’
	Shares		Amount	Shares	Amount	Capital	Deficit	Deficiency

Balance at December 31, 2002	-		$-	3,175,658	$3,176	$5,057,863	$(5,862,322)	$(799,283)
Sales of common stock				157,918	158	291,568		291,836
Issuance of common stock and warrants for services				688,089	689	1,398,697		1,399,386
Common stock issued for debt				285,000	285	569,715		570,000
Common stock issued for patent rights				1,000,000	1,000	(1,000)		-
Beneficial conversion feature on renegotiated debt						220,135		220,135
Warrants issued with convertible notes						57,000		57,000
Cancellation of shares				(479,569)	(480)	480		-
Capital contribution of unpaid salaries						386,846		386,846
Net loss							(3,506,449)	(3,506,449)

Balance at December 31, 2003	-		-	4,827,096	4,828	7,981,414	(9,368,771)	(1,380,529)
Issuance of convertible preferred stock and warrants	35		35			139,965		140,000
Exchange of convertible preferred stock and warrants for redeemable preferred stock and warrants	(35)		(35)			(89,565)		(89,600)
Net proceeds from issuance of redeemable preferred stock and warrants allocated to warrants						591,544		591,544
Warrants issued for services in connection with the issuance of redeemable preferred stock and warrants						447,500		447,500
Beneficial conversion feature related to issuance of redeemable preferred stock and warrants						1,829,792		1,829,792
Redeemable preferred stock and warrants issued for debt extinguishment allocated to warrants						139,832		139,832
Debt converted into common stock				85,760	85	134,744		134,829
Beneficial conversion feature relating to the conversion of debt into common stock						135,316		135,316
Warrants issued to extinguish debt						5,401		5,401
Options issued to former employees to extinguish compensation obligations						1,304,887		1,304,887
Warrants issued for services						112,000		112,000
Net loss							(6,358,472)	(6,358,472)
Balance at December 31, 2004	---	$	---	4,912,856	$4,913	$12,732,830	$(15,727,243)	$(2,987,500)

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2004	2003
OPERATING ACTIVITIES
Net loss	$(6,358,472)	$(3,506,449)
Adjustments to reconcile net loss to net cash
used by operating activities
Common stock issued in lieu of salaries or services	-	1,399,386
Loss on extinguishment of compensation obligations	1,199,552
Warrants issued for services	112,000	-
Depreciation and amortization of equipment	15,128	15,101
Amortization of intangible assets	133,629	133,045
Amortization of note discount	-	15,200
Accretion	1,015,444	-
Beneficial conversion feature	1,965,108
Common stock issued in connection with
conversion of debt	-	220,135
Bad debt expense	-	14,553
Capital contribution of salaries	-	386,846
Gain on extinguishment of debt	(27,599)	-
Loss on write-off of unamortized patent costs	33,333	-
Loss on disposal of equipment	4,788	-
Changes in operating assets and liabilities:
Accounts receivable	8,231	(17,755)
Inventories	(60,117)	37,300
Other	(34,141)	(921)
Deposits	2,400	24,433
Accounts payable and accrued expenses	52,703	327,316
Customer deposits	(39,494)	(11,992)
Accrued payroll and payroll taxes	121,357	512,437

Net cash used by operating activities	(1,856,150)	(451,365)

INVESTING ACTIVITIES
Purchase of equipment	(14,746)	(25,043)
Expenditures for intangible assets	-	(8,716)

Net cash used by investing activities	(14,746)	(33,759)

FINANCING ACTIVITIES
Proceeds from debt	-	163,307
Repayment of debt	(80,627)	(12,196)
Advances from affiliates	-	28,687
Proceeds from the sale of common stock and warrants	-	291,836
Proceeds from the sale of preferred stock, net of transaction costs	2,149,877	-

Net cash provided by financing activities	2,069,250	471,634

CHANGE IN CASH	198,354	(13,490)

CASH AND CASH EQUIVALENTS, Beginning of year	50,670	64,160

CASH AND CASH EQUIVALENTS, End of year	$249,024	$50,670

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

1. ORGANIZATION

Solomon Technologies, Inc. (the Company) develops and markets electric propulsion systems for marine applications. Management believes that the Company’s systems will have additional applications in the transportation, industrial and commercial sectors.

In July 2003, the Company effected a merger in order to change its state of incorporation from Maryland to Delaware. In connection with this merger, the Company issued one share of common stock of the Delaware corporation for each two shares of common stock of the Maryland corporation, thereby affecting the equivalent of a 1-for-2 reverse stock split. All references to shares and per share data for 2003 reflect the 1 for 2 revenue stock split.

2. SUMMARY OF ACCOUNTING POLICIES

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in them, including the accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Revenue Recognition - Product sales are recognized when product ordered has been shipped from its facility or drop shipped from one of its supplier/manufacturing locations, except when we are responsible for installation, in which case we recognize revenue upon installation. Revenues from installation or service sales are recognized when the services have been completed.

Inventories - Inventories are stated at the lower of cost determined by the first-in, first-out method or market. Inventory as of December 31, 2004, consists substantially of motors and generators held for sale. Miscellaneous parts and supplies are charged to expense when purchased. There was no inventory as of December 31, 2003.

Advertising - Advertising costs are expensed as incurred. Advertising expense was $107,944 in 2004 and $26,009 in 2003.

Income Taxes - Deferred income taxes are provided based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities and on tax net operating loss (NOL) carry forwards, using tax rates in effect. A valuation allowance for deferred income tax assets is provided for that portion which may not be realized.

Loss Per Share - Loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Common stock equivalents are excluded when their effect is anti-dilutive.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for financial instruments, including cash, accounts receivable, accounts payable and accrued expenses and debt approximate fair value based on the short-term maturity of these instruments.

Stock Based Compensation - Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) as amended by SFAS 148, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation cost using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the “disclosure only” alternative as permitted. Pro forma information using the fair value method to record stock-based compensation cost follows:

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

	Year Ended December 31
	2004	2003

Net loss, as reported	$(6,358,472)	$(3,506,449)
Stock-based employee compensation expense determined under the fair value method for all awards, net of tax effects	49,000	62,843
Pro forma net loss	$(6,407,472)	$(3,569,292)
Loss per share:
Reported	$(1.31)	$(0.90)
Pro forma	$(1.38)	$(0.92)

Included in the net loss for 2004 is $1,416,887 of expense related to the issuance of options and warrants.

The Company has valued stock based compensations awards utilizing the Black-Scholes options pricing model using the following assumptions for 2004 and 2003, respectively: risk free interest rate of 3.44% and 3.00%, volatility of 140% and 0%, an estimated life of five and three years, and dividend yield of 0% and 0%.

The average fair value of options and warrants granted in 2004 was $2.40 and $0.11 a share.

Product Development - Product development costs are charged to expense as incurred. Such costs were minimal for 2004 and 2003.

Intangible Assets - Intangible assets (which consist exclusively of marine propulsion patents, with finite useful lives) are stated at cost, less accumulated amortization. Amortization is based on the estimated useful lives of the assets.

Future estimate amortization expense follows: 2005 - $83,628; 2006 - $83,605; 2007 - $83,605; 2008 - $83,605; 2009 - $78,177 and thereafter $55,348.

Equipment - Equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the estimated lives of the assets which range from three to seven years.

Impairment of Long-lived Assets - Long-lived assets, including intangible assets are reviewed for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During 2004 patents with a carrying value of $33,333 were deemed to have no future value and were written off as impaired.

Product Warranty - The Company currently extends a one-year onsite warranty on sales of its marine propulsion products. Warranty expense was minimal for 2004 and 2003. As of December 31, 2004, the Company is unaware of any significant potential warranty claims.

Recent Accounting Pronouncement - FAS No. 123R, Share-Based Payment, requires that a public entity measure the cost of the equity based service awards on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award or the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. A public entity will initially measure the cost of liability based service awards based on current fair value. The fair value of those awards will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite period will be recognized as compensation cost over the period. The Company is required to adopt FAS No. 123R on January 1, 2006. The Company has not yet evaluated the likely effects on its financial statements.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

3. ACCRUED PAYROLL AND PAYROLL TAXES

During 2004, the Company issued options valued at $1,304,887 to purchase 255,335 shares of common stock at $1.00 per share and 50,000 shares of common stock at $2.00 per share to extinguish previous obligations for compensation owed to former employees. The fair value of the options issued exceeded the accrued compensation resulting in an extinguishment loss of $1,199,552.

As of December 31, 2004, the Company had accrued and unpaid payroll taxes of approximately $98,000 and accrued interest and penalties of $180,000 with respect to such taxes. Currently, the Company has received notice of delinquency form the U.S. Internal Revenue Service. The Company believes that such notice could severely impact the operations or cause the Company to cease operations.

During 2003, the Company had a number of employees who worked at low or minimal salaries. Generally these employees were shareholders. Management anticipates that as the operations of the Company expand, it will be required to pay competitive salaries, thereby increasing operating costs. The Company estimated the additional costs had these employees been compensated to be $386,846 for 2003. This amount has been recorded as capital contributions. There were no such services in 2004.

4. DEBT

The notes of $54,985 included in current liabilities are non-interest bearing and payable to an individual on demand.

Long-term debt consists of a note payable in monthly installments of $268, including interest at 14.9%.

Interest paid on all debt amounted to $53,798 in 2004 and $13,744 in 2003.

On March 5, 2005, the Company entered into an agreement with Woodlaken LLC to borrow $40,000. The note bears interest at 12% and matures on May 6, 2005. Woodlaken is managed by Gary Laskowski, the Company’s Chairman of the Board, and Jonathan Betts, a director. Woodlaken holds 150,000 shares of Redeemable Series A Preferred Stock and holds warrants to acquire 300,000 shares of common stock. Woodlaken also holds an irrevocable proxy to vote all of the outstanding shares of Redeemable Series A Preferred Stock. See Note 7.

On March 16, 2005, the Company borrowed $100,000 from Jezebel Management Corporation. The note bears interest at 12% and matures on May 6, 2005. The president of Jezebel is Michael D’Amelio, a director of the Company. Jezebel holds 250,000 shares of Redeemable Series A Preferred Stock and holds warrants to acquire 500,000 shares of common stock.

The notes are secured by substantially all of the Company’s assets.

The Board of Directors has authorized the Company to borrow an additional $110,000 from Woodlaken, Jezebel, or others under the same terms. Additional amounts have not been borrowed to date.

5. RELATED PARTY TRANSACTIONS

In June 2003, the Company acquired multiple rights to technology that the Company believes is patentable from its president for 1,000,000 shares of its restricted Common Stock. The historic cost of this technology (which included patent applications that have not yet been filed) was minimal and has not been reflected in the Company’s financial statements.

6. INCOME TAXES

Components of deferred income tax assets (liabilities) as of December 31, 2004 follow:

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

Net operating loss carryovers	$4,557,379

Accrued expenses	290,493
Equipment and intangible assets	(61,535)
$4,786,337
Valuation allowance	$(4,786,337)

A reconciliation of the income tax benefit computed at the U.S. federal statutory rate to income tax benefit shown in operations follows:

	Year Ended December 31
	2004	2003
Benefit at U.S. federal statutory rate (34%)	$2,161,880	$1,192,193
State income tax benefit (4%)	254,338	140,258
Change in valuation allowance	(2,416,218)	(1,332,451)
	$--	$--

At December 31, 2004 the Company has available federal net operating loss carryovers of $11,700,599, which expire through the year 2024. As a result of certain changes in stock ownership the Company’s ability to utilize its net operating loss carryovers may be subject to limitation under Internal Revenue Code Section 382. The Company has not analyzed its net operating loss carryovers to determine the extent of any restriction on its ability to utilize them.

7. CAPITAL TRANSACTIONS

In February 2004, the Company issued 35,000 shares of Series A convertible preferred stock and warrants to purchase 35,000 shares of common stock for $134,000 of cash and the extinguishment of debt with a carrying value of $6,000. In May 2004, the Series A convertible preferred stock and warrants were exchanged for 140,000 shares of Series A Redeemable Preferred Stock (the Redeemable Preferred) valued at $89,600 and warrants valued at $50,400 to purchase 280,000 shares of common stock.

At various dates from May 13, 2004 to December 23, 2004, the Company issued 2,360,000 shares of the Redeemable Preferred and warrants to purchase 4,720,000 shares of common stock. The warrants have an exercise price of $1.00 a share. Total cash proceeds from these transactions were $2,360,000 of which $1,570,550 was allocated to the Redeemable Preferred and $789,450 to the warrants. In connection with these issuances, the Company incurred costs of $791,622, including the issuance of warrants valued at $447,500 to purchase 250,000 shares of common stock. The Company allocated $593,717 of the transaction costs to the Redeemable Preferred and $197,906 to the warrants based on their relative fair values.

Also on May 13, 2004, the Company exchanged 621,474 shares of Redeemable Preferred and warrants to purchase 621,474 shares of common stock to extinguish debt and accrued interest with a carrying value of $621,474. Management concluded that the fair value of the Redeemable Preferred and warrants issued approximated the carrying value of the extinguished debt and accrued interest. The Company allocated $481,642 to Redeemable Preferred and $139,832 to warrants.

A beneficial conversion feature was attributable to certain of the above transactions since the fair value of the common stock on the date of commitment was in excess of the allocated value of the Redeemable Preferred. The beneficial conversion feature was limited to the allocated value of the Redeemable Preferred. The beneficial conversion feature was $1,829,792 and has been recorded as interest expense in 2004 since the Redeemable Preferred was convertible on the date of issuance.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

The Redeemable Preferred is redeemable at the holders’ option on April 29, 2007 at $6.00 a share plus any accrued and unpaid dividends at $0.08 a share per year. The Redeemable Preferred has a liquidation preference of $4 a share through April 29, 2005, $5 a share to April 29, 2006, and $6 a share to April 29, 2007 plus accrued and unpaid dividends. Each share of the Redeemable Preferred is convertible at any time into one share of common stock by the holder. The Company can convert each share of the Redeemable Preferred into one share of common stock at any time only after payment of the liquidation preference. The holders of the Redeemable Preferred receive one vote for each share of common stock that the Redeemable Preferred is convertible into. Further, the affirmative vote of at least 75% of the Redeemable Preferred holders is required for certain transactions including the sale or liquidation of the Company, payment of dividends, repurchase or issuance of capital stock, issuance of indebtedness, and purchase of securities of another company. Each holder of Redeemable Preferred has agreed to give Woodlaken LLC (Woodlaken) an irrevocable proxy to vote their shares for directors and other matters. As such, Woodlaken is able to elect a majority of the Company’s board of directors and exercise significant influence over all matters requiring stockholder approval.

The Company classifies the Redeemable Preferred as a liability due to the mandatory redemption provision. The carrying value of the Redeemable Preferred is being accreted to the redemption amount using the interest method. The Company recorded $1,015,444 of accretion in which is included in operations in 2004.

Following is a summary of the changes during 2004 in the Redeemable Preferred carrying amount:

Issuances for cash	$1,570,550
Issuance in exchange for Series A convertible preferred stock	89,600
Issuances for extinguishment of debt	481,642
Accretion	1,015,444
Allocated transaction costs:
Paid in cash	(258,092)
Paid with warrants	(335,625)
(593,717)
Balance at December 31, 2004	$2,563,519

In February 2004, noteholders converted convertible debt with a carrying value of $125,000 plus interest of $9,829 into 85,760 shares of common stock. Interest expense relating to the beneficial conversion feature on this note was $135,316.

During 2004, the Company extinguished debt with a carrying value of $63,000 with the payment of cash of $30,000 and the issuance of warrants valued at $5,401 to purchase 10,000 shares of common stock resulting in a gain on extinguishment of $27,599.

During 2004, the Company issued options valued at $1,304,887 to purchase 255,335 shares of common stock at $1.00 per share and 50,000 shares of common stock at $2.00 per share. These options were issued to extinguish previous obligations for compensation owed to former employees. The fair value of the options issued exceeded the accrued compensation resulting in an extinguishment loss of $1,199,552.

During 2004, warrants valued at $112,000 to purchase 150,000 shares of common stock at $2.00 a share and 50,000 shares of common stock at $3.15 a share were issued for services. The fair value of the services approximated the fair value of the warrants.

As a result of the above transactions, warrants to purchase an aggregate of 6,081,474 shares of common stock were issued during 2004 and are outstanding at December 31, 2004.

During 2003, the Company sold 64,585 shares of its common stock at prices from $1.00 to $2.00 per share for aggregate proceeds of $105,170.

During 2003, the Company issued 285,000 shares of its common stock to three consultants for accrued payroll and for unreimbursed business expenses. These shares were valued at $2.00 per share or $570,000.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

On June 23, 2003, the Company issued 37,500 shares of its common stock to an employee and a consultant for services rendered. The Company recorded noncash compensation expense of $75,000 related to this issuance. During the fourth quarter 2003, the Company canceled 12,500 of these shares and reversed $25,000 against noncash compensation.

On June 23, 2003, the Company issued 663,089 shares of its common stock to a financial consultant for services rendered. The Company valued these shares at $2.00 per share and recorded noncash compensation expense of $1,326,178. Additionally, this consultant was granted a warrant to purchase 132,618 shares of the Company’s common stock at a price equal to 125% of the average closing price of the Company’s common stock during the first thirty (30) trading days. The warrant is exercisable for five years commencing one year after the date of the grant. The Company recorded additional noncash compensation of $23,208 or $0.18 per share relating to these warrants. The warrants were valued using the Black-Scholes option pricing model.

On June 23, 2003, the Company issued 1,000,000 shares of its common stock to its president for the acquisition of certain rights to technology (see Note 9).

In August 2003, the Company sold 92,500 shares of its restricted common stock for gross proceeds of $185,000, or $2.00 per share.

8. STOCK OPTION PLAN AND WARRANTS

The Company has a stock option plan for key employees, directors and consultants. All option grants are approved by the Board of Directors who determines the number of options, the exercise price, and the vesting period. Options granted under the plan have exercise prices of not less than fair market value of common stock on the grant date.

Stock option activity for the years ended December 31, 2004 and 2003 follows:

		Weighted Average
	Number of Options	Exercise Price
Outstanding at December 31, 2002	--	$--
Options granted	242,500	2.00
Outstanding at December 31, 2003	242,500
Options granted:
To former employees for extinguishment of compensation obligation	305,335	1.16
To directors	100,000	0.55
To executives	200,000	0.55
	605,335	0.86
Outstanding at December 31, 2004	847,835	$1.71

At December 31, 2004, 647,835 options with a weighted average exercise price of $1.38 were exercisable. At December 31, 2003, 242,500 options with a weighted average exercise price of $2.00 were exercisable.

The following table summarizes the Company’s stock options outstanding at December 31, 2004:

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

Options Outstanding				Options Exercisable
Range of exercise prices	Number	Weighted average remaining life	Weighted average exercise price	Number	Weighted average exercise price
$0.55 to $1.00	555,335	7.17	$0.76	355,335	$0.87
$2.00	292,500	2.12	2.00	292,500	2.00
	847,835			647,835

During 2003, the Company issued 242,500 shares of common stock to certain employees as compensation for services. As a result of the explanation of the income tax effects to the recipient of the issuances of the shares, the Company and the employees agreed that the issuances of theses shares was in error and agreed that they should be cancelled. At the time of the cancellation, 242,500 stock options were issued to such employees. As indicated in the significant accounting policies the Company follows APB 25; accordingly, no compensation has been recorded for such options.

Warrant activity for 2004 and 2003 follows:

	Number of	Weighted Average
	Warrants	Exercise Price

Warrants granted	225,792	$2.14
Outstanding and exercisable at December 31, 2003	225,792	2.14
Warrants granted:
In connection with the issuance of preferred stock	5,621,509	1.00
Issued for services and to extinguish debt	460,000	1.26
Other	157,121	1.92
	6,238,630	1.04
Warrants cancelled	(35)	4.00
Outstanding and exercisable at December 31, 2004	6,464,387	$1.08

At December 31, 2004, there are 10,433,696 shares of common stock reserved for future issuance upon the exercise of outstanding warrants and options and the conversion of outstanding Redeemable Preferred.

9. COMMITMENT AND CONTININGENCIES

Lease Commitment - The Company has a noncancellable operating lease for office, research, testing and warehouse facilities. The lease expires September 1, 2005 but may be renewed for an additional two years. The future minimum lease payments to its expiration aggregate $19,200.

Rent expense was $43,536 for 2004 and $75,064 for 2003.

Contingencies - In March 2004, Ann Poyas, the Company’s former chief operating officer and a former director, her husband, Donald Poyas, the former Vice President of Procurement, and their son, Michael Poyas, a former consultant to the Company, brought a lawsuit against us in the Circuit Court for Charles County, Maryland, alleging that they are owed in the aggregate approximately $3,000,000. The Company believes that it has good and meritorious defenses against the complaint and intends to defend it vigorously. The Company has included an amount for unpaid salaries to these individuals in its accrued expenses.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

In July, 2004, Charles Shannon, the Company’s former Vice President of Sales and a former director, brought a lawsuit against the Company in the Circuit Court for Charles County, Maryland, alleging that he is owed approximately $2,000,000. The Company believes that it has good and meritorious defense against the complaint and intends to defend it vigorously.

The Company has accrued amounts that, in the opinion of management, fully reflect any liability the Company may have with respect to these lawsuits.

In May, 2004, Donald James, the Company’s former president, submitted, in writing, a claim alleging that he is owed unpaid wages. The Company disagrees with the claim; no additional action has been brought by Mr. James.

10. CONCENTRATION OF RISK

Customers - The Company’s three largest customers accounted for approximately 40% of the net sales for the year ended December 31, 2004.

Supplier - Presently the Company has one manufacturer for a principal component of its marine propulsion systems. If the supplier were unable to continue fulfilling the Company’s orders, it would have a materially adverse effect on the Company’s operations.

11. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant operating losses and used cash in its operating activities for several years. For 2004, the Company had a net loss of $6,358,472 and used cash of $1,856,150 in operating activities. As of December 31, 2004 the Company has a working capital deficiency of $913,340 and a deficiency in assets of $2,987,500. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management is in the continuing process of implementing its business plan and has begun to sell its marine propulsion systems. Additionally, management is actively seeking additional sources of capital. There can be no assurance that management can successfully implement its business plan or raise sufficient capital. Without sufficient additional capital or long-term debt and ultimately profitable operating results the Company will not be able to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

SOLOMON TECHNOLOGIES, INC.

BALANCE SHEET
SEPTEMBER 30, 2005
(UNAUDITED)

Assets:

Cash	$34,642
Inventory	53,084
Prepaid expenses	2,546

Total current assets	90,272

Intangible assets, net	405,246
Property and equipment, net	9,582

Total assets	$505,100

Liabilities and Deficiency in Assets

Current Liabilities:
Notes payable	$54,985
Notes payable to related parties	750,000
Accounts payable	209,871
Accrued expenses	213,252
Accrued payroll and payroll taxes	282,304

Total current liabilities	1,510,412

Redeemable Series A preferred stock:
Designated 7,000,000 shares; 3,071,474 shares issued and outstanding; redemption value at April 29, 2007 of $19,134,430	4,934,646

Total liabilities	6,445,058

Deficiency in Assets:
Series B Convertible Preferred Stock: designated 850,000 shares; 272,374 shares issued and outstanding	272,374
Common Stock: $.001 par value; 50,000,000 shares authorized; 7,786,106 shares issued and outstanding	7,786
Additional paid-in capital	14,383,052
Accumulated deficit	(20,603,170)

Deficiency in assets	(5,939,958)

Total liabilities and deficiency in assets	$505,100

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004

Net Sales	$3,674	$221,884	$66,747	$285,589

Cost of Goods Sold	994	159,457	81,165	228,400

Gross Margin	2,680	62,427	(14,418)	57,189

Operating Expenses
Salaries and benefits	96,764	350,625	348,865	563,361
Noncash compensation	78,464	0	651,525	1,004,000
Professional fees	260,368	118,914	650,207	259,730
Advertising	420	14,810	14,001	79,230
Travel and entertainment	10,823	40,800	88,793	85,619
Rent	11,723	11,705	28,076	35,833
Other general and administrative	102,056	164,172	600,308	391,683

Total Operating Expenses	560,618	701,026	2,381,775	2,419,456

Operating Loss	(557,938)	(638,599)	(2,396,193)	(2,362,267)

Interest expense	(986,225)	(342,401)	(2,441,810)	(1,937,345)
Gain (loss) on extinguishment of debt	-	33,000	(39,924)	33,000

Net Loss	$(1,544,163)	$(948,000)	$(4,877,927)	$(4,266,612)

Net loss per share	$(0.21)	$(0.19)	$(0.79)	$(0.88)

Weighted average shares outstanding	7,396,745	4,912,856	6,203,034	4,869,976

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For The Nine Months Ended September 30,
	2005	2004

Operating Activities

Net loss	$(4,877,927)	$(4,266,614)

Adjustments to reconcile net loss to net cash used in operations
Common stock issued in lieu of cash for salaries and services	888,861	1,004,000
Amortization and depreciation	71,797	116,315
Accretion	2,413,703	1,690,267
(Gain) loss on extinguishment of debt	39,924	(33,000)
Interest recorded in connection with conversion of debt	-	303,143
Loss on sale of equipment	371	-
Changes in operating assets and liabilities:
Accounts receivable	433	(67,963)
Inventory	7,033	(76,209)
Other assets	37,474	(80,185)
Accounts payable and accrued expenses	471,555	(17,960)
Accrued payroll and payroll taxes	(17,914)	93,245

Net cash used by operating activities	(964,690)	(1,334,961)

Investing Activities
Purchase of equipment	(685)	(9,976)
Proceeds from sale of equipment	10,500	-
Net cash provided (used) by investing activities	9,815	(9,976)

Financing Activities

Proceeds from issuance of notes payable to related parties	750,000	-
Repayment of notes and loans payable	(9,507)	(141,966)
Proceeds from the sale of redeemable Series A preferred stock	--	1,610,815
Net cash provided by financing activities	740,493	1,468,849

Change in cash and cash equivalents	(214,382)	123,912

Cash at beginning of period	249,024	50,670

Cash at end of period	$34,642	$174,582

Supplemental Disclosure of Cash Flow information:
Noncash investing and financing activities:
Settlement of accounts payable with Series B preferred stock	$518,016	$-
Settlement of accrued expenses with common stock	$385,314	$105,335
Conversion of note payable to Series A preferred stock	$-	$621,474

See accompanying notes.

Notes to Financial Statements (unaudited)

NOTE 1 - BASIS OF PRESENTATION

Solomon Technologies, Inc. (“STI” or the “Company”) develops and markets electric propulsion systems for marine applications. Management believes that the Company’s systems will have additional applications in the transportation, industrial and commercial sectors.

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim periods are unaudited. They reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation. These financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2004 contained in the annual report on Form 10-KSB as filed with the SEC. Operating results for interim periods are not necessarily indicative of the results for the full year.

NOTE 2 - ACCRUED PAYROLL AND PAYROLL TAXES

As of September 30, 2005, the Company had accrued payroll and unpaid payroll taxes of approximately $65,000 and accrued interest and penalties of $180,000 with respect to such taxes. The Company has received notice of delinquency from the U.S. Internal Revenue Service and believes that such notice could severely impact its operations or cause the Company to cease operations.

NOTE 3 - NOTES PAYABLE

On March 5, 2005 and April 5, 2005, the Company borrowed a total of $50,000 from Woodlaken LLC (“Woodlaken”). The notes bear interest at 12% per annum, mature (as amended) on December 1, 2005 and are secured by a lien on all of the Company’s assets. Woodlaken is managed by Gary Laskowski, the Company’s Chairman of the Board, and Jonathan Betts, a director. Woodlaken holds 150,000 shares of redeemable Series A preferred stock and warrants to acquire 300,000 shares of common stock. Woodlaken also holds an irrevocable proxy to vote all of the outstanding shares of redeemable Series A preferred stock.

On March 16, 2005, April 18, 2005, July 8, 2005, August 18, 2005 and September 15, 2005 the Company borrowed a total of $550,000 from Jezebel Management Corporation (“Jezebel”). The notes bear interest at 12% per annum, mature (as amended) on December 1, 2005 and are secured by a lien on all of the Company’s assets. The president of Jezebel is Michael D’Amelio, a director of the Company. Jezebel holds 250,000 shares of redeemable Series A preferred stock and warrants to acquire 500,000 shares of common stock.

On March 31, 2005, the Company borrowed $50,000 from Pinetree (Barbados), Inc (“Pinetree”). The note, which is dated April 1, 2005, bears interest at 12%, matures (as amended) on December 1, 2005 and is secured by a lien on all of the Company’s assets. Pinetree (Barbados) Inc. holds 1,171,474 of shares of redeemable Series A preferred stock and holds warrants to acquire 1,171,474 shares of common stock.

On May 25, 2005 the Company borrowed $100,000 from the Coady Family LLC (“Coady”). The note bears interest at 12% per annum, matures (as amended) on December 1, 2005 and is secured by a lien on all of the Company’s assets. Coady holds 200,000 shares of series A preferred stock and a warrant to acquire 400,000 shares of common stock.

NOTE 4 - STOCK COMPENSATION

The Company has a stock option plan for key employees, directors and consultants. All option grants are approved by the Board of Directors, which determines the number of options, the exercise price and the vesting period. Options granted under the plan have exercise prices of not less than the fair market value of the common stock on the grant date. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants. Therefore, the Company has elected the disclosure provisions only of FASB Statement No. 123, " Accounting for Stock-Based Compensation ".

For the purpose of pro forma disclosures, the estimated fair value of the stock options is expensed ratably over the vesting period. As of December 31, 2004 and 2003, all outstanding options and warrants were fully vested and exercisable. No options or warrants were issued for the periods ended September 30, 2005 and 2004. As such, there would have been no additional compensation expense had the Company applied the fair value recognition provisions of SFAS No. 123 for the three and nine month periods ended September 30, 2005 and 2004.

In December 2004, the FASB issued a revised standard, SFAS No. 123R, "Share-Based Payment". SFAS No. 123R requires that a public entity measure the cost of equity based service awards based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award or the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. A public entity will initially measure the cost of liability based service awards based on current fair value. The fair value of those awards will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite period will be recognized as compensation cost over that period. Under a rule adopted by the SEC on April 14, 2005, the Company is allowed to implement SFAS No. 123R for its fiscal year beginning January 1, 2006. The Company has not yet attempted to evaluate the likely effects on its financial statements.

NOTE 5 - ISSUANCES OF CAPITAL STOCK

During the nine month period ended September 30, 2005, holders exercised 475,000 warrants in cashless transactions. In connection therewith, the Company issued 303,689 shares of common stock. Also in 2005, the Company completed a prior year transaction by exchanging 80,000 shares of common stock for 80,000 stock options.

As of September 30, 2005, there were 567,835 outstanding options with a weighted average exercise price of $1.29 per share and 5,941,894 outstanding warrants with a weighed average exercise price of $1.10 per share .

In January 2005, a preferred stockholder converted 50,000 shares of redeemable Series A preferred stock to 50,000 shares of common stock. In connection with this transaction, the Company recorded a $39,924 loss on extinguishment of debt which represented the difference between the carrying value of the preferred stock and the fair value of the common stock issued on the date of the transaction.

In May 2004, the Company entered into an employment agreement with its president that provides for the grant of 100,000 shares of restricted common stock. The restricted shares vest ratably over five years of service. The Company recognizes compensation expense over the vesting period. In May 2005, the Company issued 20,000 vested shares of common stock to the president in accordance with the employment agreement.

On April 4, 2005, the Company issued 50,000 shares of common stock in consideration for past services.

On May 18, 2005, the Company issued and sold an aggregate of 330,000 shares of common stock to Charles Shannon and Mr. Shannon’s counsel, Mark Hardcastle. Mr. Shannon, the Company’s former Vice President of Sales and a former director, had brought a lawsuit against the Company in Circuit Court for Charles County, Maryland, alleging that he was owed approximately $2,000,000. The shares were issued in settlement of this claim.

On May 25, 2005, the Company granted an aggregate of 450,000 shares of common stock to the Company’s President, Peter DeVecchis, Jr., its Chief Financial Officer, Sam Occhipinti, and its directors, Jonathan Betts, Michael D’Amelio and Gary Laskowski. These shares of common stock were granted in partial consideration for each person’s past contributions to the Company and to encourage their continued service to the Company.

On May 26, 2005, the Company issued an aggregate of 775,000 shares of common stock to Anita Ann Poyas, Donald H. Poyas, Michael V. Poyas and Mark J. Hardcastle, counsel to Anita, Donald and Michael Poyas. Anita Poyas, the Company’s former chief executive officer and a former director, Donald Poyas, the Company’s former vice president of procurement and Michael Poyas, a former consultant to the Company, brought a lawsuit against the Company alleging they were owed in the aggregate approximately $3,000,000. The shares were issued in settlement of this claim. The Company recorded additional expense of approximately $293,000 relating to this matter in 2005.

On May 26, 2005, the Company issued an aggregate of 105,000 shares of common stock to James T. Kirk, John R. Mikach and Barry DeGroot, designees of Homewood Products Corporation, in settlement of amounts owed by the Company to Homewood pursuant to a manufacturing agreement between the Company and Homewood dated August 25, 2003.

On June 2, 2005, the Company issued 7,800 shares of common stock to Robert Kaper and 10,000 shares of common stock to Investor Awareness, Inc. These shares were issued in settlement of indebtedness arising from services rendered to the Company by Mr. Kaper and Investor Awareness, Inc.

On June 27, 2005, the Company issued 15,000 shares of common stock to Hugh Murray. These shares were issued in settlement of indebtedness from services rendered to the Company by Mr. Murray.

In the aggregate, 15,162 shares of common stock were also issued during the six months ended June 30, 2005 for prior services.

On August 5, 2005, the Company issued and sold 200,000 shares of Series B preferred stock to Davis & Gilbert LLP, the Company’s outside counsel (“D&G”). These shares were issued in settlement of $200,000 of indebtedness arising from services rendered to the Company by D&G. Each share of the Company’s Series B preferred stock may be converted at any time, at the option of the holder, into the number of fully paid and non-assessable shares of common stock determined by multiplying the number of shares of Series B preferred stock being converted by the quotient obtained by dividing (x) the stated value per share of Series B preferred stock by (y) the current market price of the common stock. The stated value of the Series B preferred stock is $1.00 per share. D&G is not entitled to convert shares of Series B preferred stock into common stock if as a result of such conversion D&G would own 5% or more of the Company's outstanding common stock. On August 19, 2005, D&G converted 24,150 shares of Series B preferred stock and received 50,000 shares of common stock. On September 9, 2005, D&G converted an additional 121,492 shares of Series B preferred stock and received 325,716 shares of common stock.

On August 8, 2005, the Company granted 125,000 shares of common stock to its director Jonathan Betts. These shares of common stock were granted in partial consideration for Mr. Bett’s past contributions to the Company and to encourage his continued service to the Company.

On August 9, 2005, the Company issued and sold 318,016 shares of Series B preferred stock to Medusa Management LLC. Medusa was assigned $318,016 of indebtedness of the Company from certain vendors of the Company. These shares were issued in settlement of that indebtedness. On August 22, 2005, Medusa converted 100,000 shares of Series B preferred stock and received 213,129 shares of common stock.

On August 9, 2005, the Company granted 1,754 shares of common stock to its former director David Lindahl. These shares of common stock were granted in lieu of money owed for Mr. Lindahl’s attendance at a Board of Directors’ meeting of the Company.

On September 14, 2005, the Company granted an aggregate of 26,000 shares of common stock to three employees and one consultant of the Company. These shares were issued in recognition of each person’s service to the Company.

None of the shares referred to above were issued for cash. Expense of $888,861 (including $651,525 of noncash compensation) related thereto was recognized during the nine months ended September 30, 2005, including $78,464 during the three months then ended. Expense was based on the fair value of the shares issued.

NOTE 6 - CONCENTRATION OF RISK

Customers:

One customer accounted for 100% of sales for the three months ended September 30, 2005. Two customers accounted for 48% and 23%, respectively, of sales for the nine months ended September 30, 2005.

Supplier:

Presently the Company has one manufacturer for a principal component of its marine propulsion systems. If the supplier were to become unwilling or unable to continue fulfilling the Company’s orders, it could have a material adverse effect on the Company’s operations.

NOTE 7 - SUBSEQUENT EVENTS

On October 26, 2005 the Board of Directors by unanimous consent authorized and directed the Company to prepare, and to issue and sell to Woodlaken, Jezebel, Pinetree, Coady and others, additional promissory notes in an aggregate principal amount of up to an additional $500,000 over and above the existing $750,000 of Notes, and to add the purchasers of such additional notes as additional secured parties under the security agreement whereby the existing notes are secured by all of the assets of the Company.

On October 26, 2005, the Company and Woodlaken, Jezebel, Pinetree and Coady entered into an agreement to amend the promissory notes in the aggregate principal amount of $750,000 issued by the Company to Woodlaken, Jezebel, Pinetree and Coady between March and September 2005 to extent the maturity date of the notes from November 1, 2005 to December 1, 2005.

NOTE 8 - FINANCING AND BENEFICIAL CONVERSION

On May 13, 2004, the Company completed a financing through the sale of preferred shares. As the preferred is redeemable at the option of the holder, it has been treated as mandatorily redeemable preferred stock as required under Financial Accounting Standards Board Statement 150 - Accounting for Certain Financial Instruments and Characteristics of both Liabilities and Equity. Such accounting treats the preferred stock as if it were debt. Further, as the preferred stock was issued with warrants attached, the proceeds were allocated between the preferred stock and warrants based on the estimated value of the underlying instruments as required by Accounting Principles Board Opinion 14- Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Further, as the conversion price of the preferred stock of $1.00 per share was less than the closing price of the common stock on May 13, 2004, there was a “beneficial conversion” feature that was accounted for as required by Emerging Issues Task Force Consensi 98-5 and 00-27. As the intrinsic value of the beneficial conversion feature of the preferred stock exceeded the amount attributed to the preferred stock and such preferred stock is convertible immediately, the beneficial conversion feature was recorded as interest expense of $1,188,107 with a corresponding credit to Additional Paid-in-Capital. Net proceeds relating to the above financing were $1,610,815.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant operating losses and used cash in its operating activities for several years. For the first nine months of 2005, the Company had a net loss of $4,877,927 and used cash of $964,690 in operating activities. As of September 30, 2005, the Company has a working capital deficiency of $1,420,140 and a deficiency in assets of $5,939,958. These conditions along with the contingencies referred to in Note 2 raise substantial doubts about the Company’s ability to continue as a going concern.

Management is continuing to implement its business plan and has begun to sell the Company’s marine propulsion systems. Additionally, management is actively seeking additional sources of capital. There can be no assurance that management can successfully implement its business plan or raise sufficient capital. Without sufficient additional capital or long term debt and ultimately profitable operating results the Company will not be able to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

SOLOMON TECHNOLOGIES, INC.

563,488 SHARES OF COMMON STOCK
OFFERED BY SELLING STOCKHOLDERS

______________________________

PROSPECTUS

______________________________

________________, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant's bylaws provide that

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;

•	the registrant may indemnify its other officers, employees and consultants to the extent permitted by the Delaware General Corporation Law;

•	the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding, subject to certain limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the distribution of the securities being requested, all of which are to be paid by the registrant, are as follows:

Securities and Exchange Commission Registration Fee	$30.14
Printing	1,000.00
Legal Fees and Expenses	10,000.00
Accounting Fees and Expenses	5,000.00
Transfer Agent and Registrar	2,000.00
Miscellaneous Fees and Expenses	5,000.00
Total	$23,030.14

All amounts other than the registration fee are estimates.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During 2003

In February 2003, we sold 25,000 shares of common stock to one investor for cash at $2.00 per share.

In May 2003, we sold 24,000 shares of common stock to one investor for cash at $1.00 per share.

In May 2003, we sold 13,085 shares of common stock to seven investors for cash at $2.00 per share.

In May 2003, we sold $125,000 principal amount convertible notes and common stock purchase warrants to six investors for $125,000.

In June 2003, we issued 2,500 shares of common stock to two persons for cash at $2.00 per share.

In August 2003, we sold 92,500 shares of common stock to ten investors for cash at $2.00 per share.

The sales of securities for cash in 2003 listed above were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales solely to "accredited investors" in transactions by an issuer not involving a public offering.

On January 26, 2003, we issued 185,000 shares of common stock to two persons as payment for past services valued at $2.00 per share. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to "accredited investors" in a transaction not involving a public offering.

On January 26, 2003, we issued 50,000 shares of common stock to one person for services valued at $2.00 per share. The sale of these securities was determined to be exempt from registration under Rule 701 under the Securities Act.

On June 23, 2003, we issued 37,500 shares of common stock to two persons as payment for past services valued at $75,000. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. During the fourth quarter of 2003, we canceled 12,500 of these shares.

On June 23, 2003, we issued 1,000,000 shares of common stock to David E. Tether as payment for the acquisition of certain intellectual property rights valued at $2,000,000. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an "accredited investor" in a transaction not involving a public offering.

On June 23, 2003, we issued 25,000 shares of common stock to one person for services valued at $2.00 per share. The sale of these securities was determined to be exempt from registration under Rule 701 under the Securities Act.

On June 23, 2003, we issued 663,089 shares of common stock and a warrant to purchase up to 132,618 shares of common stock to Cytation Corporation for consulting services to us. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder as a transaction by an issuer not involving a public offering.

In August 2003, as partial consideration for their past contributions to our company and to encourage their continued service, we issued to certain of our officers, directors and employees an aggregate of 242,500 stock options under our 2003 Stock Option Plan. The options are exercisable at $2.00 per shares and expire in August 2006. These options included an option granted to David E. Tether to purchase 115,000 shares of our common stock. All of the options were issued pursuant to the exemptions provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. We registered our 2003 Stock Option Plan on Form S-8 on October 22, 2004.

On December 12, 2003, we renegotiated a convertible note issued to Pinetree (Barbados), Inc. The $572,490.22 principal amount note was convertible into shares of the registrant's common stock at $1.4635 per share. The registrant also issued Pinetree a warrant to purchase 50,000 shares of common stock at $1.00 per share for five years commencing 46 days after the registrant's common stock begins trading. The sale of the note and warrant was to a non-U.S. resident in a transaction exempt from registration under Regulation S under the Securities Act.

During 2004

On January 26, 2004, we issued promissory notes in the principal amount of $26,000 and warrants to purchase 26,000 shares of common stock to four investors for an aggregate of $26,000 in cash. The notes bore interest at 15% and were due on the earlier of June 24, 2004 or when we raised $1,000,000 from the sale of our securities. The warrants have an exercise price of $4.00 per share and expire January 26, 2009. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an “accredited investor” in a transaction not involving a public offering.

In February 2004, we issued 35,000 shares of Series A Preferred Stock and warrants to purchase 35,000 shares of common stock to five investors for $140,000. The consideration received was $134,000 in cash and the surrender by one of the investors of our promissory note in the principal amount of $6,000. The warrants had an exercise price of $4.00 per share and were to expire January 26, 2009. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an “accredited investor” in a transaction not involving a public offering. The securities were placed by First Dunbar Securities Corporation, who received a cash placement agent fee of $11,900.

In February 2004 we issued to a yacht dealer a warrant to purchase 150,000 shares of our common stock for a release of an exclusivity arrangement between our company and the dealer and for the dealer to assist us in marketing our products. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder as a transaction by an issuer not involving a public offering.

In April 2004, we issued 621,474 shares of Series A Preferred Stock and warrants to purchase 621,474 shares of common stock to Pinetree (Barbados) Inc. in exchange for, and in full satisfaction of, the Pinetree convertible note. At the time of the exchange, the principal and accrued interest was $621,474. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an “accredited investor” in a transaction not involving a public offering.

In April 2004, we issued 140,000 shares of Series A Preferred Stock and warrants to purchase 280,000 shares of common stock to the five investors in the February 2004 Series A Preferred Stock private placement in return for their surrender of their old Series A Preferred Stock and warrants for new Series A Preferred Stock and warrants. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales by an issuer to “accredited investors” in transactions not involving a public offering.

In April and May 2004, we sold 1,745,000 shares of Series A Preferred Stock and warrants to purchase 3,490,000 shares of common stock to 23 investors for $1,745,000. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales by an issuer to “accredited investors” in transactions not involving a public offering. The securities were placed by First Dunbar Securities Corporation, who received a cash placement agent fee equal to 8.5% of the gross proceeds of offering and a warrant to purchase 250,000 shares of common stock at $0.33 per share that expires March 3, 2014.

On November 5, 2004, we sold an aggregate of 390,000 shares of Series A Preferred Stock and warrants to purchase an aggregate of 780,000 shares of common stock to five investors for $1.00 per unit in the initial closing of a second private placement of our Series A Preferred Stock and warrants. We sold an aggregate of an additional 225,000 shares of Series A Preferred Stock and warrants to purchase an additional 450,000 shares of common stock to two investors in a second closing of the private placement on December 23, 2004. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales solely to "accredited investors" in transactions by an issuer not involving a public offering. The securities were placed by First Dunbar Securities Corporation, who received a cash placement agent fee of $52,275, which was equal to 8.5% of the gross proceeds of the offering.

In April 2004, we settled with various employees to accept a significant reduction in the amount of back pay owing to them. We reduced the amount we were obligated to pay such employees by an aggregate of approximately $361,000. As partial consideration for waiving a portion of such back pay, we granted these employees stock options to purchase an aggregate of 305,335 shares of our common stock. The options, which were granted under our 2003 Stock Option Plan, are exercisable at $1.00-$2.00 per share and terminate on April 14, 2009.

On July 21, 2004, our board of directors authorized the grant of options for 25,000 shares of our common stock under our 2003 Stock Option Plan to each of our four non-employee directors as partial compensation for their services in 2004. We issued these options on October 20, 2004. The options were vested in full upon grant, have a ten year term and are exercisable at a price of $0.55 per share, the market value of our common stock on the date of grant.

Also on July 21, 2004, our board of directors authorized the grant of options for 100,000 shares of our common stock under the 2003 Stock Option Plan to each of Peter W. DeVecchis, Jr., our President, and David E. Tether, our Chief Technology Officer. We issued these options on October 20, 2004. The options have a ten year term and are exercisable at a price of $0.55 per share. Vesting of the options was contingent on the satisfaction of certain performance criteria by December 31, 2004. These options expired unexercised on January 1, 2005 when the performance criteria were not met.

On October 31, 2004, we issued warrants to purchase 10,000 shares of our common stock at a price of $4.00 per share to the Charles County EDC in satisfaction of certain obligations we owed to the Charles County EDC. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

All of the foregoing options were issued pursuant to the exemptions provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. We registered our 2003 Stock Option Plan on Form S-8 on October 22, 2004.

On December 28, 2004, we issued warrants to purchase 50,000 shares of our common stock at a price of $3.15 per share to Investor Awareness, Inc. in consideration for services provided pursuant to a Consulting Agreement dated December 26, 2004. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

During 2005

On January 14, 2005, we issued 106,078 shares of common stock upon exercise of warrants to purchase 125,000 shares of our common stock on a cashless basis to the placement agent for our April-May 2004 private placement. On January 28, 2005, we issued 51,526 shares of our common stock upon exercise of a warrant to purchase 100,000 shares of our common stock on a cashless basis to an investor from our April-May 2004 private placement. On January 26, 2005, we issued 100,690 shares of our common stock to a second investor in our April-May 2004 private placement who (i) converted 50,000 shares of our Series A Preferred Stock and (ii) exercised a warrant to purchase 100,000 shares of our common stock on a cashless basis. On March 14, 2005, we issued 12,617 shares of our common stock upon exercise of a warrant to purchase 25,000 shares of our common stock on a cashless basis to a third investor from our April-May 2004 private placement. The transactions were deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales by an issuer to “accredited investors” in transactions not involving a public offering.

We issued 50,000 shares to two investors in consideration for past services on April 4, 2005. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales by an issuer to “accredited investors” in transactions not involving a public offering.

On May 18, 2005, we issued and sold an aggregate of 330,000 shares of common stock to Charles Shannon and Mr. Shannon’s counsel, Mark J. Hardcastle. The shares were issued in settlement of a legal claim brought against us by Mr. Shannon. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On May 25, 2005, we granted an aggregate of 450,000 shares of common stock to our president, Peter W. DeVecchis, Jr., our chief financial officer, Sam Occhipinti, and our directors, Jonathan Betts, Michael D’Amelio and Gary M. Laskowski. These shares of common stock were granted in partial consideration for each person’s past contributions to the Company and to encourage their continued service to the Company. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On May 26, 2005, we issued and sold an aggregate of 105,000 shares of common stock to James T. Kirk, John R. Mikach and Barry DeGroot, designees of Homewood Products Corporation, in settlement of amounts owed by us to Homewood pursuant to a manufacturing agreement between the Company and Homewood dated August 25, 2003. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On May 26, 2005, we issued and sold an aggregate of 775,000 shares of common stock to Anita Ann Poyas, Donald H. Poyas, Michael V. Poyas and Mark J. Hardcastle, counsel to Anita, Donald and Michael Poyas. The shares were issued in settlement of a legal claim brought against us by Anita, Donald and Michael Poyas. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On June 2, 2005, we issued and sold 7,800 shares of common stock to Robert Kaper and 10,000 shares of common stock to Investor Awareness, Inc. These shares were issued in settlement of indebtedness arising from services rendered to us by Mr. Kaper and Investor Awareness, Inc. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On June 9, 2005, we issued and sold 2,641 shares of common stock to John Iacobelli. These shares were issued in settlement of indebtedness arising from services rendered to us by Mr. Iacobelli. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On June 27, 2005, we issued and sold 15,000 shares of common stock to Hugh Murray. These shares were issued in settlement of indebtedness arising from services rendered to us by Mr. Murray. The sale of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On June 30, 2005, we issued 82,778 shares of common stock upon exercise of warrants to purchase 125,000 shares of our common stock on a cashless basis to the placement agent for our April-May 2004 private placement. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an “accredited investor” in transactions not involving a public offering.

On August 5, 2005, we issued and sold 200,000 shares of Series B Preferred Stock to Davis & Gilbert LLP. These shares were issued in settlement of $200,000 of indebtedness arising from services rendered to us by Davis & Gilbert LLP. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On August 8, 2005, we granted 125,000 shares of common stock to our director Jonathan Betts. These shares of common stock were granted in partial consideration for Mr. Bett’s past contributions to the Company and to encourage his continued service to the Company. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On August 9, 2005, we issued and sold 318,016 shares of Series B Preferred Stock to Medusa Management LLC. Medusa was assigned $318,016 of indebtedness of the Company from certain vendors of the Company. These shares were issued in settlement of that indebtedness. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On August 9, 2005, we granted 1,754 shares of common stock to our former director David Lindahl. These shares of common stock were granted in lieu of money owed for Mr. Lindahl’s attendance at a Board of Director’s meeting of the Company. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On August 19, 2005, we issued 50,000 shares of common stock to Davis & Gilbert LLP upon conversion of 24,150 shares of common stock of Series B preferred stock. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On August 22, 2005, we issued 213,129 shares of common stock to Medusa Management LLC upon conversion of 100,00 shares of common stock of Series B preferred stock. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On September 9, 2005, we issued 325,716 shares of common stock to Davis & Gilbert LLP upon conversion of 121,492 shares of common stock of Series B preferred stock. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On September 14, 2005, we granted an aggregate of 26,000 shares of common stock to three of our employees and one of our consultants. These shares of common stock were granted in partial consideration for each person’s past contributions to the Company and to encourage their continued service to the Company. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On December 7, 2005, we issued 276,881 shares of common stock to Medusa Management LLC upon conversion of 98,016 shares of common stock of Series B preferred stock. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On December 16, 2005, we issued 25,000 shares of common stock to Pinetree (Barbados), Inc. pursuant to an agreement entered into between Pinetree and us dated December 16, 2005, whereby Pinetree agreed to exchange a warrant to purchase 50,000 shares of common stock for the 25,000 shares of common stock. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to “accredited investors” in a transaction not involving a public offering.

On December 16, 2005, we issued 77,849 shares of common stock to Cytation Corporation pursuant to an agreement entered into between Cytation and us dated December 16, 2005, whereby Cytation agreed to exchange a warrant to purchase 233,546 shares of common stock for the 77,849 shares of common stock.

On December 16, 2005, we issued 7,006 shares of common stock to Fred Halbig pursuant to an agreement entered into between Mr. Halbig and us dated December 16, 2005, whereby Mr. Halbig agreed to exchange a warrant to purchase 21,018 shares of common stock for the 7,006 shares of common stock. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to “accredited investors” in a transaction not involving a public offering.

On December 28, 2005, we issued 301,988 shares of common stock to Davis & Gilbert LLP. The shares were issued in connection with Davis & Gilbert LLP’s conversion of 54,358 shares of Series B preferred stock. In exchange for Davis & Gilbert LLP’s agreement to convert the shares of Series B preferred stock in accordance with the terms of the Series B preferred stock, we agreed to issue to Davis & Gilbert LLP additional shares of common stock equal to the number of shares issued upon conversion of the Series B preferred stock. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to “accredited investors” in a transaction not involving a public offering.

During 2006

On January 1, 2006, we granted 150,000 shares of common stock each to two of our directors, Duane Crisco and David Parcells. These shares of common stock were granted in partial consideration for each person’s past contributions to the Company and to encourage their continued service to the Company. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On January 27, 2006, we issued and sold 164,488 shares of common stock to John S. Brock Limited. These shares were issued in settlement of indebtedness arising from two promissory notes issued by us to John S. Brock Limited. The sale of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On January 23, 2006, we issued a warrant to purchase 100,000 shares of our common stock at a price of $0.40 per share to Crescent Communications in consideration for services to be provided pursuant to a Engagement Letter dated December 1, 2005. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Solomon Technologies, Inc., a Maryland corporation and Solomon Technologies, Inc., a Delaware corporation dated June 19, 2003 (1)
2.2	Agreement and Plan of Merger and Reorganization by and between Solomon Technologies, Inc., TCI Acquisition Corporation and Town Creek Industries, Inc., dated September 16, 2001 (1)
3.1	Certificate of Incorporation (1)
3.2	Amended and Restated Bylaws (5)
3.3	Amended Certificate of Designation of Rights Privileges and Preferences of Series A Preferred Stock (5)
3.4	Amendment to Certificate of Incorporation (6)
3.5	Amendment to Amended Certificate of Designation of Rights Privileges and Preferences of Series A Preferred Stock (7)
4.1	Specimen Common Stock Certificate (3)
5.1	Legal Opinion of Davis & Gilbert LLP*
10.1	Form of Bridge Convertible Note (1)
10.2	Form of Bridge Warrant (1)
10.3	Consulting Agreement by and between Solomon Technologies, Inc. and Cytation Corporation (1)
10.4	Form of Common Stock Purchase Warrant issued to Cytation Corporation (1)
10.5	2003 Stock Option Plan (6)
10.6	Agreement by and between Homewood Products Corporation and Solomon Technologies, Inc. dated August 25, 2003 (1)
10.7	Convertible Promissory Note issued to Pinetree (Barbados), Inc. dated July 31, 2003 (1)
10.8	Memorandum of Understanding by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc., et al, dated July 31, 2003 (1)
10.9	General Release by and between Pinetree Capital Corp. and Solomon Technologies, Inc., et al, dated July 31, 2003 (1)
10.10	Convertible Note Security Agreement by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc. dated July 31, 2003 (1)
10.11	Security Agreement by and between Pinetree (Barbados), Inc. and Town Creek Industries, Inc. dated July 31, 2003 (1)
10.12	Non-Disclosure Agreement by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc. dated July 31, 2003 (1)
10.13	Non-Disclosure Agreement by and between Pinetree (Barbados), Inc. and Town Creek Industries, Inc. dated July 31, 2003 (1)
10.14	Lease Agreement dated August 26, 2003 by and between Mary Lynne Hawkins and Solomon Technologies, Inc. (2)
10.15	Lease Agreement dated August 1, 2002 by and between D&M Rental Company and Solomon Technologies, Inc. (3)
10.16	Form of Lock-Up Agreement (4)
10.17	Agreement by and among Solomon Technologies, Inc., Town Creek Industries, Inc. and Pinetree (Barbados), Inc. dated December 12, 2003 (3)
10.18	Common Stock Purchase Warrant issued to Pinetree (Barbados), Inc. dated December 12, 2003 (3)
10.19	Registration Rights Agreement by and between Solomon Technologies, Inc. and Pinetree (Barbados), Inc. dated December 12, 2003 (3)
10.20	Securities Purchase Agreement by and among Solomon Technologies, Inc., Woodlaken, LLC, et al, dated April 15, 2004 (5)
10.21	Form of Common Stock Purchase Warrant (5)
10.22	General Release of All Claims dated April 30, 2004 by and among Pinetree (Barbados) Inc., Solomon Technologies, Inc. and Town Creek Industries, Inc. (5)

10.23	Form of Registration Rights Agreement by and among by and among Solomon Technologies, Inc., Woodlaken, LLC, et al, dated April 30, 2004 (5)
10.24	Stockholders’ Agreement by and among by and among Solomon Technologies, Inc., Woodlaken, LLC, David E. Tether, et al, dated April 30, 2004 (5)
10.25	Form of Irrevocable Proxy (5)
10.26	Placement Agent Agreement by and between Solomon Technologies, Inc. and First Dunbar Securities Corporation dated March 12, 2004 (5)
10.27	Employment Agreement by and between Solomon Technologies, Inc. and David E. Tether (8)
10.28	Employment Agreement by and between Solomon Technologies, Inc. and Peter DeVecchis (8)
10.29	Purchase Agreement dated as of June 19, 2004 among David E. Tether and Solomon Technologies, Inc. (9)
10.30	Placement Agent Agreement by and between Solomon Technologies, Inc. and First Dunbar Securities Corporation dated August 2, 2004 (9)
10.31	Amendment to Consulting Agreement with Cytation Corporation, dated as of October 20, 2004 (9)
10.32	Dealership Agreement with Nautique Propulsion Systems (9)
10.33	Termination and General Release by and between D&M Rental Company and Solomon Technologies, Inc. (9)
10.34	Senior Secured Promissory Note issued to Woodlaken, LLC (10)
10.35	Security Agreement by and among Solomon Technologies, Inc., Woodlaken, LLC and Jezebel Management Corporation dated March 7, 2005, as amended as of March 16, 2005 (10)
10.36	Senior Secured Promissory Note issued to Jezebel Management Corporation dated March 16, 2005 (10)
10.37	Senior Secured Promissory Note issued to Pinetree (Barbados) Inc. dated April 1, 2005 (11)
10.38	Senior Secured Promissory Note issued to Woodlaken, LLC dated April 1, 2005 (11)
10.39	Joinder Agreement by and between Solomon Technologies, Inc. and Pinetree (Barbados) Inc. dated April 1, 2005 (11)
10.40	Agreement by and among Solomon Technologies, Inc., Woodlaken, LLC, Jezebel Management Corporation and Pinetree (Barbados) Inc. dated April 5, 2005 (11)
10.41	Senior Secured Promissory Note issued to Jezebel Management Corporation dated April 18, 2005 (11)
10.42	Senior Secured Promissory Note issued to Coady Family LLC dated May 25, 2005 (12)
10.43	Joinder Agreement by and between Solomon Technologies, Inc. and Coady Family LLC dated May 25, 2005 (12)
10.44	Note Extension Agreement dated July 14, 2005, among the Registrant, Woodlaken, LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC (12)
10.45	Senior Secured Promissory Note issued to Jezebel Management Corporation dated July 8, 2005(12)
10.46	Note Extension Agreement dated August 14, 2005, among the Registrant, Woodlaken LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC (13)
10.47	Senior Secured Promissory Note issued to Jezebel Management Corporation dated August 16, 2005 (13)
10.48	Note Extension Agreement dated September 15, 2005, among the Registrant, Woodlaken LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC (13)
10.49	Senior Secured Promissory Note issued to Jezebel Management Corporation dated September 15, 2005 (13)
10.50	Note Extension Agreement dated October 26, 2005, among the Registrant, Woodlaken LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC (13)
10.51	Note Extension Agreement dated November 17, 2005, among the Registrant, Woodlaken LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC**
10.52	Senior Secured Promissory Note issued to Jezebel Management Corporation dated November 18, 2005**
10.53	Senior Secured Promissory Note issued to Pinetree (Barbados) Inc. dated November 18, 2005**
10.54	Agreement dated November 18, 2005 between the Registrant and Oliver Street Funding LLC (14)
23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm**
23.2	Consent of Radin Glass & Co, LLP **
23.3	Consent of Davis & Gilbert LLP (included in Exhibit 5.1)

______________ * To be filed by amendment. **Filed herewith.

(1)	Incorporated by reference from the Registration Statement on Form SB-2, File No. 333-108977, filed on September 19, 2003.
(2)	Incorporated by reference from the Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-108977, filed on November 12, 2003.
(3)	Incorporated by reference from the Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-108977, filed on December 19, 2003.
(4)	Incorporated by reference from the Annual Report on Form 10-KSB filed on April 14, 2004.
(5)	Incorporated by reference from the Current Report on Form 8-K filed on May 14, 2004.
(6)	Incorporated by reference from the Quarterly Report on Form 10-QSB for the Quarter ended June 30, 2004
(7)	Incorporated by reference from the Current Report on Form 8-K filed on November 9, 2004.
(8)	Incorporated by reference from the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-10877, filed on June 30, 2004.
(9)	Incorporated by reference from the Registration Statement on Form SB-2, File No. 333-121723, filed on December 29, 2004.
(10)	Incorporated by reference from the Annual Report on Form 10-KSB filed on March 31, 2005.
(11)	Incorporated by reference from the Quarterly Report on Form 10-QSB filed on May 16, 2005
(12)	Incorporated by reference from the Registration Statement on Form SB-2, SEC File No. 333-125727.
(13	Incorporated by reference from the Quarterly Report on Form 10-QSB filed on November 14, 2005.
(14)	Incorporated by reference from the Current Report on Form 8-K filed on November 23, 2005.

ITEM 28. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sell securities, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act, the undersigned will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

(iv) Any other communication that is an offer in the offering made by the undersigned to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described in Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarpon Springs in the State of Florida on January 30, 2006.

SOLOMON TECHNOLOGIES, INC.

By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr. President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Peter W. DeVecchis, Jr. and Gary M. Laskowski and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter W. DeVecchis, Jr.	President	January 30, 2006
Peter W. DeVecchis, Jr.	(Principal Executive Officer)

/s/ Sam Occhipinti	Sam Occhipinti	January 24, 2006
Sam Occhipinti	(Principal Financial and Accounting Officer)

/s/ Jonathan Betts	Director	January 30, 2006
Jonathan Betts

/s/ Duane Crisco	Director	January 24, 2006
Duane Crisco

/s/ Michael D’Amelio	Vice President and Director	January 25, 2006
Michael D’Amelio

/s/ Gary M. Laskowski	Vice President and Director	January 30, 2006
Gary M. Laskowski

/s/ David Parcells	Director	January 27, 2006
David Parcells

EXHIBIT INDEX

Exhibit No.	Description

10.51	Note Extension Agreement dated November 17, 2005, among the Registrant, Woodlaken LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC
10.52	Senior Secured Promissory Note issued to Jezebel Management Corporation dated November 18, 2005
10.53	Senior Secured Promissory Note issued to Pinetree (Barbados) Inc. dated November 18, 2005
23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm
23.2	Consent of Radin Glass & Co, LLP